Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272650
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 9, 2025
Preliminary Prospectus Supplement
(To Prospectus dated June 26, 2023)
$
Aspen Insurance Holdings Limited
% Senior Notes due 20
This is an offering by Aspen Insurance Holdings Limited (“Aspen Holdings” or the “Issuer”) of $              aggregate principal amount of      % Senior Notes due 20               (the “notes”). The notes will bear interest at a rate of           % per year. We will pay interest on the notes in arrears on             and               of each year. The first interest payment on the notes will be due on           , 2025. The notes will mature on           , 20      . Under certain conditions, we will be required to defer repayment of the notes on the Scheduled Maturity Date (as defined herein). See “Description of Notes—Maturity” and “Description of Notes—Conditions to Redemption and Repayment.” We intend to use the net proceeds from this offering, together with cash on hand, to repay the indebtedness outstanding under the Term Loan Credit Agreement (as defined herein). See “Use of Proceeds.”
The notes will be redeemable prior to maturity, in whole at any time or in part from time to time, at our option, at the applicable redemption price and subject to the terms described in “Description of Notes—Optional Redemption.” Additionally, we may redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date at any time certain tax events occur as described in “Description of Notes—Redemption for Tax Purposes.” Notwithstanding the foregoing, we may not repay or redeem the notes at any time prior to                 , 2028 (three years after the initial issue date of the notes) without BMA Approval (as defined herein). Further, we may not repay or redeem the notes at any time, including on the Scheduled Maturity Date, if the Enhanced Capital Requirement (as defined herein) would be breached immediately before or after giving effect to the redemption or repayment of such notes, unless we or a subsidiary of ours replaces the capital represented by the notes to be redeemed or repaid with capital having equal or better capital treatment as the notes under the Group Rules (as defined herein).
Subject to applicable law, the notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future obligations that are unsecured and unsubordinated, senior in right of payment to any future obligations we incur that are expressly subordinated in right of payment to the notes, effectively subordinated to any of our existing and future secured obligations to the extent of the value of the assets securing such obligations and structurally and contractually subordinated to all existing and future obligations of our subsidiaries, including policyholder obligations. The notes will not be guaranteed by any of our subsidiaries.
The notes will not be listed on any securities exchange or automated quotation system. Currently, there is no public market for the notes.
Investing in the notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2024 incorporated herein by reference.

Per Note	Total
Price to public(1)%	$
Underwriting discount %	$
Proceeds, before offering expenses, to us(1)%	$
__________________
(1)Plus accrued interest, if any, from             , 2025.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the Bermuda Monetary Authority (the “BMA”) or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
We expect that delivery of the notes will be made through the book-entry facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, which may include Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), against payment in New York, New York on or about              , 2025.
Joint Book-Running Managers

Citigroup	Lloyds Securities	HSBC

BMO Capital Markets	Deutsche Bank Securities	nabSecurities, LLC	Natixis	Wells Fargo Securities
The date of this prospectus supplement is               , 2025.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to the offer and sale by us of the notes. You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, results of operations, financial condition and prospects may have changed since those dates.
This prospectus supplement contains basic information about us and the notes. This prospectus supplement may add, update or change information contained in or incorporated by reference into the accompanying prospectus. In addition, the information incorporated by reference into the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus or any information incorporated therein by reference, this prospectus supplement will apply and will supersede such information. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003, as amended (“Investment Business Act”), the Companies Act 1981, as amended (the “Companies Act”), the Exchange Control Act 1972, as amended (“Exchange Control Act”) and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the New York Stock Exchange (“NYSE”) is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the notes described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.
In granting such consent, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.
The BMA and the Bermuda Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement.
References in this prospectus supplement to the “Company,” “Aspen,” “we,” “us” or “our” refer to Aspen Holdings or Aspen Holdings and its consolidated subsidiaries, as the context requires. Our principal operating subsidiaries are: Aspen Bermuda Limited (“Aspen Bermuda”), Aspen Specialty Insurance Company (“ASIC”), Aspen American Insurance Company (“AAIC”), Aspen Insurance UK Limited (“AIUK”) and Aspen Underwriting Limited (“AUL”) (as corporate member of Lloyd’s Syndicate 4711, as managed by Aspen Managing Agency Limited (“AMAL”) (together, “Aspen Lloyd’s”)), each referred to herein as an “Operating Subsidiary” and collectively referred to as the “Operating Subsidiaries.” References to “Aspen Capital Markets” or “ACM” means business conducted by our subsidiaries that participate in alternative reinsurance markets, including through Peregrine Reinsurance Ltd and related management entities, including Aspen Capital Management, Ltd. (“ACML”). ACM forms part of the Aspen Capital Partners platform, in recognition of the synergies between ACM and the Company’s outwards reinsurance teams.
We are responsible only for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus issued or authorized by us. Neither we nor the underwriters have authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for any other information that others may give you. We and the underwriters are offering to sell the notes only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained or incorporated
S-ii

by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the notes.
S-iii

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and prospectus may include, and we may from time to time make other verbal or written, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts. In particular, statements that use the words such as “believe,” “anticipate,” “expect,” “assume,” “objective,” “target,” “plan,” “estimate,” “project,” “seek,” “will,” “may,” “aim,” “likely,” “continue,” “intend,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “predict,” “potential,” “on track” or their negatives or variations and similar terminology and words of similar import generally involve forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. The risks, uncertainties and other factors set forth in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC and other cautionary statements made in this prospectus supplement, as well as the following factors, should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and prospectus.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:
•the occurrence of natural disasters, severe weather events and other catastrophic events;
•global climate change and governmental responses thereto;
•war, terrorism and political unrest, government action that is hostile to commercial interests and from sovereign, sub-sovereign and corporate defaults;
•emerging claim and coverage issues in our business and social inflation;
•cyclical changes in the insurance and reinsurance industries;
•our reinsurers may not reimburse us for claims or on a timely basis, or at all;
•the reliance on third parties for the assessment and pricing of individual risks;
•the failure of any risk management and loss limitation methods we employ;
•the reinsurance that we purchase may not always be available on favorable terms or we may choose to retain a higher proportion of particular risks compared to previous years;
•actual claims exceeding our loss reserves;
•economic inflation;
•increases in the frequency and severity of cyber-attacks on our policyholders;
•interest rate risk, credit risk, real estate related risks, market risk, servicing risk, loss from catastrophic events and other risks;
•adverse developments affecting the financial services industry and the potential contagion impact to, and resulting stress on, the financial services sector generally;
•failing to realize profits from or losing some or all of the principal amount of our invested assets if we are required to sell our invested assets at a loss to meet our insurance, reinsurance or other obligations;
•volatility and uncertainty in general economic conditions and in financial and mortgage markets;
S-iv

•the determination of the amount of allowances and impairments taken on our investments;
•currency fluctuations that we may not be effective at mitigating;
•the failure of policyholders, brokers or other intermediaries or reinsurers to honor their payment obligations;
•competition and consolidation in the (re)insurance industry;
•a decline in any of the ratings of our Operating Subsidiaries could adversely affect our standing among brokers and customers and cause our premiums and earnings to decrease;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•future acquisitions, growth of our operations through the addition of new lines of (re)insurance business, expansion into new geographic regions and/or joint ventures or partnerships;
•the loss of business provided by brokers that account for a large portion of our insurance and reinsurance revenues;
•our management of alternative reinsurance platforms on behalf of investors in any entities ACM manages or could manage in the future;
•the inability to obtain additional capital or to only obtain capital on unfavorable terms;
•our debt, credit and International Swaps and Derivatives Association agreements may limit our financial and operational flexibility;
•political, regulatory, governmental and industry initiatives;
•changes in regulations that adversely affect the U.S. mortgage insurance and reinsurance market;
•the United Kingdom’s withdrawal from the European Union;
•changes in Bermuda law and regulations and the political environment in Bermuda;
•changes in current accounting practices and future pronouncements;
•our internal controls over financial reporting have gaps or other deficiencies;
•the loss of one or more of our senior underwriters or other members of our senior management team or an inability to attract and retain senior staff;
•third-party outsourced service providers failing to satisfactorily perform certain technology and business process functions;
•general employee and third-party litigation risks;
•management turnover;
•the loss of our foreign private issuer or “controlled company” status;
•the execution of internal processes to maintain our operations and the operational risks that are inherent to our business, including those resulting from fraud or employee errors or omissions;
•the failure in our data security and/or technology systems or infrastructure or those of third parties, including those caused by security breaches or cyber-attacks;
S-v

•compliance with ever evolving national, federal, state and international laws relating to the handling of information;
•actual results differing materially from model outputs and related analyses;
•the influence that our controlling shareholders continue to have over us following our initial public offering;
•our holding company structure;
•certain regulatory and other constraints may limit our ability to pay dividends;
•U.S. persons who own our securities may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation;
•changes in government regulations or tax laws in jurisdictions where we conduct business; and
•other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.
In addition, any estimates relating to loss events involve the exercise of considerable judgment in the setting of reserves and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimates represent a determination from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates and reserves, there can be no assurance that our ultimate losses will remain within the estimated amounts.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus supplement reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing list should not be construed as exhaustive and should be read in conjunction with other information included or incorporated by reference herein. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should specifically consider the factors identified in this prospectus supplement which could cause actual results to differ before making an investment decision.
S-vi

SUMMARY
This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement carefully, including the sections entitled “Note Regarding Forward-Looking Statements” and “Risk Factors,” the documents incorporated by reference into this prospectus supplement (including the risk factors set forth in Part I, Item 3D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2024), our financial statements and notes thereto incorporated by reference into this prospectus supplement, and the accompanying prospectus, before making an investment decision.
Overview
Aspen Holdings was incorporated on May 23, 2002 as a holding company headquartered in Bermuda. We underwrite specialty insurance and reinsurance on a global basis through our Operating Subsidiaries based in Bermuda, the United States and the United Kingdom: Aspen Bermuda, ASIC, AAIC, AIUK and AUL (as corporate member of our Lloyd’s operations, Syndicate 4711, which is managed by AMAL). We also offer insurance and reinsurance coverage to clients through branch operations in Canada, Singapore and Switzerland. We established ACM to leverage our existing underwriting franchise, increase our operational flexibility and provide third-party investors direct access to our capital markets and underwriting expertise.
We manage our underwriting operations as two distinct business segments, Insurance (“Aspen Insurance”) and Reinsurance (“Aspen Re”), to enhance and better serve our global customer base. Aspen Insurance offers a variety of insurance products, including, but not limited to: (i) first party insurance; (ii) specialty insurance; (iii) casualty and liability insurance; and (iv) financial and professional lines insurance. Aspen Re offers a variety of reinsurance and retrocession products, including, but not limited to: (i) property catastrophe reinsurance; (ii) other property reinsurance; (iii) casualty reinsurance; and (iv) specialty reinsurance.
In addition, we participate in the alternative reinsurance market through ACM, which focuses on developing alternative reinsurance structures and products to leverage the Company’s existing underwriting franchise and increase its operational flexibility in the capital markets. ACM provides investors direct access to the Company’s underwriting and analytical expertise and earns underwriting, management and performance fees from the Company and other third-party investors primarily through the management of insurance-linked securities (“ILS”) funds and other offerings. It operates primarily two distinct strategies, namely, building insurance risk portfolios tailored to investor objectives through capital sourced by ACML and strategically structuring and placing defined Aspen portfolios aligned with capital markets investors through the use of sidecars, including Peregrine Reinsurance Ltd., a special purpose insurer.
Our principal executive offices are located at 141 Front Street, Hamilton HM 19, Bermuda. Our telephone number is (441) 295-8201, and our website is www.aspen.co. None of the information contained on the website is part of this prospectus supplement.
For further information regarding Aspen Holdings, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement for more information.
Recent Developments
On May 9, 2025, we completed our initial public offering, pursuant to which certain of our shareholders managed by affiliates of Apollo Global Management, Inc. (the “selling shareholders”) sold 13,250,000 of our Class A ordinary shares, par value $0.001 (“ordinary shares”), at a public offering price of $30.00 per share. Subsequently, on May 13, 2025, the selling shareholders sold 1,987,500 ordinary shares in connection with the full exercise by the underwriters of their 30-day option to purchase additional ordinary shares at a public offering price of $30.00 per share. We did not receive any of the proceeds from the sale of ordinary shares by the selling shareholders. The ordinary shares began trading under the ticker symbol “AHL” on the NYSE on May 8, 2025.

The Offering
The following summary is provided solely for your convenience. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. For a more detailed description of the notes, see “Description of Notes.”

Issuer	Aspen Insurance Holdings Limited, a Bermuda holding company.

Notes Offered	$ aggregate principal amount of % Senior Notes due 20 .

Maturity Date
(i)              , 20             (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements (as defined herein) have been satisfied, or (ii) if the BMA Redemption Requirements have not been satisfied as of the Scheduled Maturity Date, the earlier of (A) the date falling ten Business Days (as defined herein) after the BMA Redemption Requirements have been satisfied and would continue to be satisfied after giving effect to such payment and (B) the date on which a Winding-Up (as defined herein) of Aspen Holdings occurs.

In the event the Scheduled Maturity Date and the Final Maturity Date (as defined herein) are not the same, failure to repay the notes on the Scheduled Maturity Date will constitute neither an event of default under the indenture (as defined herein) nor a default of any kind and will not give holders of the notes or the trustee any right to accelerate repayment of the notes or any other remedies.

If, at any time in the six months prior to the Scheduled Maturity Date, we do not (or would not after giving effect to the repayment of the notes) satisfy the BMA Redemption Requirements, we will become subject to a Replacement Capital Obligation (as defined herein). Under the Replacement Capital Obligation, we would be required to promptly begin using Commercially Reasonable Efforts (as defined herein), subject to the existence of a Market Disruption Event (as defined herein), to raise cash proceeds from the issuance of new securities (other than our ordinary shares, rights to purchase our ordinary shares and securities convertible into or exchangeable for our ordinary shares, such as preference shares that are convertible into our ordinary shares) having equal or better capital treatment as the notes under the Group Rules (in each case, subject to the terms and conditions described in “Description of Notes”). If the Replacement Capital Obligation is satisfied, or the BMA Redemption Requirements are satisfied through other means prior to the Scheduled Maturity Date, then the Scheduled Maturity Date will be the Final Maturity Date. Failure to use Commercially Reasonable Efforts to satisfy a Replacement Capital Obligation will not constitute a default or an event of default under the indenture or give rise to a right of acceleration of payment of the notes or any other remedy under the terms of the indenture or the notes, but would constitute a breach of covenant under the indenture for which the sole remedy would be a suit to enforce specific performance of such covenant (subject to the provisions of the indenture described in “Description of Notes”).

Repayment of the notes on the Scheduled Maturity Date is obligatory if the BMA Redemption Requirements are satisfied; further, the Replacement Capital Obligation will not apply if we remain in compliance with the BMA Redemption Requirements during the period beginning six months prior to the Scheduled Maturity Date.

Issue Price	%

Issue Date	, 2025

Interest Rate and Interest Payment Dates
The notes will bear interest at            % per annum from           , 2025 to, but excluding,           , 20            (subject to extension as described in “Description of Notes—Maturity”) , payable semi-annually in arrears on               and                of each year, commencing              , 2025.

Day Count Convention	30/360

Ranking
The notes will be our senior unsecured obligations and will rank:
•senior in right of payment to any future indebtedness we incur that is expressly subordinated in right of payment to the notes;
•equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;
•effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
•structurally and contractually subordinated in right of payment to all obligations of our subsidiaries, including existing and future policyholder obligations of our subsidiaries.
We conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries. As of March 31, 2025, the liabilities of our subsidiaries that were structurally senior to the notes were $9,648.9 million.

Redemption
We may redeem all or a portion of the notes at any time and from time to time at the applicable redemption price and subject to the terms described under the headings “Description of Notes—Optional Redemption” and “Description of Notes—Conditions to Redemption and Repayment.” We may also redeem all of the notes under the circumstances described under the headings “Description of Notes—Redemption for Tax Purposes” and “Description of Notes—Conditions to Redemption and Repayment.”

Notwithstanding the foregoing, (i) prior to , 2028 (three years after the initial issue date of the notes), the notes may be repaid or redeemed only with BMA Approval, including in instances where we or a subsidiary of ours replace the capital represented by the notes to be redeemed or repaid with capital having equal or better capital treatment as the notes under the Group Rules, (ii) the notes may be repaid or redeemed after three years from the initial issue date of the notes without BMA Approval if we or a subsidiary of ours replaces the capital represented by the notes to be redeemed or repaid with capital having equal or better capital treatment as the notes under the Group Rules, and (iii) the notes may not be repaid or redeemed at any time, including on the Scheduled Maturity Date, if the Enhanced Capital Requirement would be breached immediately before or after giving effect to the redemption or repayment of such notes, unless we or a subsidiary of ours replaces the capital represented by the notes to be redeemed or repaid with capital having equal or better capital treatment as the notes under the Group Rules (collectively, the “BMA Redemption Requirements”).

Subject to the provisions set forth under “Description of Notes—Conditions to Redemption and Repayment” and “Description of Notes—Redemption for Tax Purposes” and, for the avoidance of doubt, the BMA Redemption Requirements, prior to                (           months prior to the Scheduled Maturity Date) (the “Par Call Date”), we may redeem the notes at our option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus           basis points less (b) interest accrued to the date of redemption; and
•100% of the principal amount of the notes to be redeemed;
plus, in either case, any accrued and unpaid interest thereon to, but excluding, the redemption date.

Subject to the provisions set forth under “Description of Notes—Conditions to Redemption and Repayment” and “Description of Notes—Redemption for Tax Purposes” and, for the avoidance of doubt, the BMA Redemption Requirements, on or after the Par Call Date, we may redeem the notes, in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus any accrued and unpaid interest thereon to, but excluding, the redemption date.

Subject to the provisions set forth under “Description of Notes—Conditions to Redemption and Repayment” and “Description of Notes—Redemption for Tax Purposes” and, for the avoidance of doubt, the BMA Redemption Requirements, we may redeem the notes, in whole at any time, but not in part, upon the occurrence of certain tax events described in “Description of Notes—Redemption for Tax Purposes” at a redemption price equal to 100% of the principal amount of the notes being redeemed plus any accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date.

Additional Amounts
Subject to certain limitations and exceptions, we will make payments of principal, premium, if any, interest and any other amounts on the notes without withholding or deduction at source for taxes imposed by Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes, or any other jurisdiction from which or through which payment is made by Aspen Holdings. See “Description of Notes—Payment of Additional Amounts.”

Covenants
Subject to certain exceptions, so long as any of the notes remain outstanding, we have agreed that neither we nor any of our subsidiaries will (i) create a lien on any shares of capital stock of any Designated Subsidiary (as defined herein), or (ii) issue, sell, assign, transfer or otherwise dispose of any shares of capital stock of any Designated Subsidiary. See “Description of Notes—Limitations on Liens on Stock of Designated Subsidiaries,” and “Description of Notes—Limitations on Disposition of Stock of Designated Subsidiaries.”

In addition, unless certain conditions are met, we have also agreed not to merge or consolidate with, or transfer our properties and assets, as an entirety or substantially as an entirety, to any person, or permit any person to consolidate or merge with us, or transfer its properties and assets as an entirety or substantially as an entirety to us. See “Description of Notes—Consolidation, Amalgamation, Merger and Sale of Assets.”

Sinking Fund	There is no sinking fund for the notes.

Use of Proceeds
We expect that the net proceeds from this offering to us, after deducting the underwriting discount but before expenses, will be $          . We intend to use the net proceeds from this offering, together with cash on hand, to repay the indebtedness outstanding under the Term Loan Credit Agreement. See “Use of Proceeds.”

Listing	The notes will not be listed on any securities exchange or automated quotation system.

No Trading Market	The notes are a new issue for which there is no established trading market. Although the underwriters have informed us that they currently intend to make a market in the notes, they are not obligated to do so and any such market may be discontinued at any time without notice. We cannot assure you that an active or liquid market for the notes will develop or be maintained.

Form and Denomination of the Notes
The notes will be represented by one or more global notes (each a “Global Note” and, collectively, the “Global Notes”) in book-entry form registered in the name of DTC or its nominee. This means that holders will not receive a certificate for their notes and the notes will not be registered in their names. Ownership interests in the notes will be shown on, and transfers of the notes will be effected only through, records maintained by participants in DTC, which may include Clearstream and Euroclear. DTC and the paying agent for the notes will be responsible for interest payments to you. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The notes, the indenture and any supplemental indenture pursuant to which we will issue the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	Deutsche Bank Trust Company Americas

Additional Notes
We may, without the consent of the holders of any of the notes, issue additional notes from time to time after this offering having terms identical in all respects to the notes offered by this prospectus supplement, except for the issue date, the issue price, interest accrued prior to the issue date of the additional notes and the first interest payment date, as described under “Description of Notes—General.”

Conflicts of Interest
As described under “Use of Proceeds,” we intend to use the net proceeds from this offering, together with cash on hand, to repay the indebtedness outstanding under the Term Loan Credit Agreement under which affiliates of certain of the underwriters in this offering are lenders. Because at least 5% of the net proceeds from this offering will be used to repay the indebtedness outstanding under the Term Loan Credit Agreement owed to one or more individual underwriters and their affiliates, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Any underwriter that has a “Conflict of Interest” within the meaning of FINRA Rule 5121 will not confirm sales to any account over which it exercises discretionary authority without specific written approval of the account holder .See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors
You should consider all of the information contained in this prospectus supplement before making an investment in the notes. In particular, you should consider the risks described under “Risk Factors” in this prospectus supplement and in the filings we incorporate by reference herein.

RISK FACTORS
An investment in the notes involves risks. You should consider carefully the following risk factors and all other information set forth and incorporated by reference in this prospectus supplement and accompanying prospectus, including the “Risk Factors” set forth in our most recent Annual Report on Form 20-F for information on factors that may affect our future results. These factors could cause our actual results to differ materially from those in the forward-looking statements contained in this prospectus supplement and other documents that we file with the SEC. These risks and uncertainties are not the only ones that we face or that relate to an investment in our notes. Additional risks not presently known to us or that we currently deem immaterial may also impair our future business or results of operations. Any of these risks could result in a significant or material adverse effect on our results of operations or financial condition.
Risks Relating to the Notes
The notes will be contractually and structurally subordinated to all the indebtedness and other obligations of Aspen Holdings’ subsidiaries, and effectively subordinated to its secured indebtedness to the extent of the value of the assets securing such indebtedness, which may impact your ability to receive payment on the notes.
The rights of the holders of the notes to participate in any assets of any of our subsidiaries upon liquidation or reorganization of such subsidiaries will be structurally and contractually subordinated to the claims of such subsidiary’s policyholders and creditors.
The notes are obligations exclusively of us and will not be guaranteed by our subsidiaries. We are a holding company and conduct substantially all our operations through our subsidiaries. Our ability to meet our obligations under the notes will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends to us or to advance or repay funds to us, which are subject to regulatory and other restrictions. See “Risk Factors—Risks Related to Our Preference Shares and Our Potential Initial Public Offering—Our holding company structure and certain Companies Act, regulatory and other constraints may limit our ability to pay dividends on our securities” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024. Our right to participate as an equity holder in any distribution of assets of any subsidiary (and thus the ability of holders of the notes to benefit as creditors of Aspen Holdings from such distribution) is junior to creditors of that subsidiary, including policyholders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders. As a result, claims of holders of the notes will be structurally subordinated to the claims of existing and future policyholders and other creditors of our subsidiaries. In the event of our liquidation or reorganization, holders of the notes will generally have a junior position to claims of creditors of our subsidiaries. As of March 31, 2025, the liabilities of our subsidiaries that were structurally senior to the notes were $9,648.9 million. Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes.
The notes will not be secured, and thus the notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. As of May 31, 2025, without giving effect to the offering of the notes and the application of the proceeds therefrom, we had $300.0 million principal amount of outstanding senior indebtedness, none of which would have been secured indebtedness.
If a public market for the notes does not develop, your ability to resell the notes and the market price for the notes may be adversely affected.
The notes are a new issue for which there is no established trading market. The notes will not be listed on any securities exchange or automated quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and could stop making a market in the notes at any time without notice. The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. A trading market for the notes may not develop or any such market may not have sufficient liquidity. The price at which you will be able to sell the notes may be less than the price paid for them due to prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and other factors.
We may not have the ability to raise the funds necessary to pay the principal of or interest on the notes.
Upon maturity, the entire principal amount of the notes then outstanding, plus any accrued and unpaid interest, will become due and payable. We must pay interest in cash on the notes on            and            of each year, beginning on         , 2025. We may not have enough available cash or be able to obtain sufficient financing, on favorable terms or at all, at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing our existing or future indebtedness. Our failure to pay interest when due, if uncured for 30 days, or our failure to pay the principal amount when due, in each case other than if we are required to defer payment due to failure to satisfy the BMA Redemption Requirements (as defined in “Description of Notes—Conditions to Redemption and Repayment”), will constitute an event of default under the indenture governing the notes. A default under the indenture could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of that indebtedness is accelerated as a result, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the notes.
We will be required to defer payment of the principal amount of the notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied.
You may be required to bear the financial risks of an investment in the notes beyond the Scheduled Maturity Date (as defined herein) for the notes. We will be required to defer payment of the principal amount of the notes beyond the Scheduled Maturity Date if, on the Scheduled Maturity Date, the BMA Redemption Requirements are not satisfied. Any such deferral could last for an indefinite period of time. If payment of the principal amount of the notes is deferred on the Scheduled Maturity Date because such payment would not satisfy the BMA Redemption Requirements, you will only be entitled to receive the principal amount of your notes after we have determined that the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made. Holders will have no remedies against us for deferral of payment of principal as a result of a failure to satisfy the BMA Redemption Requirements and if we cannot satisfy the BMA Redemption Requirements on the Scheduled Maturity Date, the probability that holders will be repaid at a later date will be reduced. See “Description of Notes—Maturity,” “Description of Notes—Conditions to Redemption and Repayment” and “Description of Notes—Events of Default.”
To the extent a secondary market develops for the notes, the market price of the notes may be adversely affected if repayment of the notes has been deferred. If repayment of the notes has been deferred or if investors perceive that there is a likelihood that repayment of the notes will be deferred, the market for the notes may become less active or be discontinued during such a deferral period, and the market price of the notes may be lower and/or more volatile than the market prices of other securities that are not subject to deferral.
The indenture under which the notes will be issued contains only limited protection for holders of the notes in the event we are involved in a reorganization, restructuring, merger or similar transaction in the future.
The indenture under which the notes will be issued may not sufficiently protect holders of the notes in the event we are involved in a reorganization, restructuring, merger or similar transaction. The indenture does not contain any provisions restricting our or any of our subsidiaries’ ability to incur additional debt, including additional senior debt, pay dividends on or purchase or redeem capital stock, sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets and our ability to sell the stock of certain subsidiaries), enter into transactions with affiliates, create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions, or create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
We may, subject to the BMA Redemption Requirements, redeem the notes prior to the Final Maturity Date, which may adversely affect your return.
We may, at our option, redeem some or all of the notes at any time or from time to time at the applicable redemption price and subject to the terms described in “Description of Notes—Optional Redemption.” We may also redeem the notes in certain circumstances as described under “Description of Notes—Redemption for Tax Purposes.” If we choose to redeem the notes, subject to the BMA Redemption Requirements, prevailing interest rates at the time of redemption may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. In addition, the redemption of the notes may be a taxable event to you for U.S. federal income tax purposes.
Credit ratings of the notes may change and affect the market price and marketability of the notes.
Credit ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each issuing rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from the issuing rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant.

The credit rating agencies also evaluate the industry as a whole and may change our credit rating based on their overall view of our industry. In addition, credit rating agencies continually review their methodologies, which can have direct implications for their rating and capital recognition of Tier 3 Capital (as defined herein) such as the notes, as well as their ratings generally for the companies that they follow, including us. Credit ratings are not a recommendation to buy, sell or hold any security. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market price or marketability of the notes and increase our corporate borrowing costs.
The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.
Unless certificated notes are issued in exchange for book-entry interests in the notes, owners of book-entry interests will not be considered owners or holders of the notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the notes and market rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
We are a holding company, and we are dependent on the ability of our subsidiaries to distribute funds to us.
We are a holding company and conduct substantially all of our operations through subsidiaries. Our only significant assets are the capital stock of our subsidiaries. Because substantially all of our operations are conducted through our insurance subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to pay any amounts due on the notes, is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of distributions or loans. The notes will be exclusively Aspen Holdings’ obligations, and will not be guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the ability of our insurance and reinsurance subsidiaries to make distributions to us is limited by applicable insurance laws and regulations. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such distributions, and, as a result, adversely affect our overall liquidity. The ability of all of our subsidiaries to make distributions to us may also be restricted by, among other things, other applicable laws and regulations and the terms of our and our subsidiaries’ indebtedness.
Covenants contained in our revolving credit facility, Term Loan Credit Agreement and other credit facilities restrict our current and future operations and could trigger prepayment obligations.
Our revolving credit facility, Term Loan Credit Agreement and other credit facilities contain various business and financial covenants that impose restrictions on us and certain of our subsidiaries with respect to, among other things:
•consummating mergers and consolidations, amalgamations and sales of substantially all assets;
•incurring indebtedness and providing guarantees;
•disposing of stock and other assets;
•paying dividends, and repurchasing stock;
•making investments;

•entering into transactions with affiliates; and
•incurring liens.
Complying with these covenants could limit our financial and operational flexibility. We may also enter into future debt arrangements containing similar or different restrictive covenants. In addition, our failure to comply with these covenants could result in an event of default under our revolving credit facility, Term Loan Credit Agreement and other credit facilities. Such a default may allow the lenders thereunder to accelerate the loans and may result in the acceleration of any other debt which has a cross-acceleration or cross-default provision that applies to our revolving credit facility, Term Loan Credit Agreement and other credit facilities. In addition, an event of default under our revolving credit facility, Term Loan Credit Agreement and other credit facilities would permit the lenders to terminate all commitments to extend further credit under our revolving credit facility, Term Loan Credit Agreement and other credit facilities and demand early repayment. In the event our lenders or other debt holders accelerate the repayment of any borrowings that may be outstanding, we and our subsidiaries may not have sufficient assets or liquidity to repay that indebtedness, we may not be able to refinance such indebtedness on favorable terms, or at all, and these prepayment obligations could have an adverse effect on our results of operations and financial condition.
The notes may not constitute Tier 3 Capital.
We have applied for, and expect to receive from the BMA, formal approval which will permit the notes to qualify as Tier 3 Capital under the Insurance (Group Supervision) Rules 2011 (as amended) of Bermuda (the “Group Supervision Rules”) (subject to any applicable limitations on the amount of such capital). However, there is a risk that following any change to the Group Supervision Rules, the notes will cease to qualify as Tier 3 Capital of the Issuer. Under such circumstances, we may be required to raise additional capital that would constitute Tier 3 Capital or better capital treatment under the Group Supervision Rules at such time. Any such capital raise would be subject to market and other conditions, and there can be no assurance that we would be able to raise such capital when needed.
We are required to use the net proceeds from this offering to repay the indebtedness outstanding under the Term Loan Credit Agreement.
As of May 31, 2025, we had $300.0 million of indebtedness outstanding under the Term Loan Credit Agreement. Pursuant to the Term Loan Credit Agreement, we are required to use the net proceeds from this offering to repay such indebtedness. Accordingly, our ability to use the net proceeds from this offering for other purposes will be constrained.
U.S. persons who own our notes may have more difficulty in protecting their interests than U.S. persons who are creditors of a U.S. corporation.
Creditors of a company in Bermuda, such as Aspen Holdings, may enforce their rights against Aspen Holdings by legal process in Bermuda. The creditor would first have to obtain a judgment in its favor against Aspen Holdings by pursuing a legal action in Bermuda. This would entail retaining attorneys in Bermuda and (in the case of a plaintiff who is a U.S. person) pursuing an action in a jurisdiction which would be foreign to the plaintiff. The costs of pursuing such an action could be more costly than pursuing corresponding proceedings against a U.S. corporation.
Appeals from decisions of the Supreme Court of Bermuda (the first instance court for most civil proceedings in Bermuda) may be made in certain cases to the Court of Appeal for Bermuda. In turn, appeals from the decisions of the Court of Appeal may be made in certain cases to the Judicial Committee of the United Kingdom Privy Council. Rights of appeal in Bermuda may be more restrictive than rights of appeal in the United States.
In the event that Aspen Holdings becomes insolvent, the rights of a creditor against Aspen Holdings would be severely impaired. In the event of an insolvent liquidation (or appointment of a provisional liquidator), a creditor may pursue legal action only upon obtaining permission to do so from the Supreme Court of Bermuda. The rights of creditors in an insolvent liquidation will extend only to proving a claim in the liquidation and receiving a dividend pro rata along with other unsecured creditors to the extent of the available assets of Aspen Holdings (after the payment of costs of the liquidation).
The impairment of the rights of an unsecured creditor may be more severe in an insolvent liquidation in Bermuda than would be the case where a U.S. person has a claim against a U.S. corporation which becomes insolvent. This is so mainly because in the event of an insolvency, Bermuda law may be more generous to secured creditors (and hence less generous to unsecured creditors) than U.S. law. The rights of secured creditors in an insolvent liquidation in Bermuda remain largely unimpaired, with the result that secured creditors will be paid in full to the extent of the value of the security they hold. Another possible consequence of the favorable treatment of secured creditors under Bermuda insolvency law is that a rehabilitation of an insolvent company in Bermuda may be more difficult to achieve than the rehabilitation of an insolvent U.S. corporation.
In addition, under Bermuda law and our bye-laws, we may indemnify our directors, officers, any other persons appointed to a committee of our Board of Directors or resident representative (and their respective heirs, executors or administrators (notwithstanding any defect in such appointment or election)) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statue or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable), incurred or suffered by such persons by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of their duties; provided that such indemnification shall not extend to any matter which would render such indemnification void under the Companies Act.

USE OF PROCEEDS
We expect that the net proceeds from this offering to us, after deducting the underwriting discount but before expenses, will be $              . We intend to use the net proceeds from this offering, together with cash on hand, to repay the indebtedness outstanding under the Term Loan Credit Agreement.
On July 26, 2023, we entered into a $300.0 million term loan facility pursuant to a term loan credit agreement among the Company, the several lenders from time to time party thereto, HSBC Bank Bermuda Limited, as structuring agent, Lloyds Bank Plc, as syndication agent, and Citibank, N.A., as administrative agent (the “Term Loan Credit Agreement”).
As of May 31, 2025, we had $300.0 million of indebtedness outstanding under the Term Loan Credit Agreement (the “2026 Term Loan”). Borrowings under the Term Loan Credit Agreement bear interest based on Term SOFR plus an applicable margin (ranging from 1.13% to 1.75% based on our credit ratings and 1.375% as of May 31, 2025) and a SOFR adjustment of 0.10% pursuant to the Term Loan Credit Agreement (where “SOFR” refers to the secured overnight financing rate). The maturity date of the indebtedness outstanding under the Term Loan Credit Agreement is November 9, 2026.
Affiliates of certain of the underwriters are lenders under the Term Loan Credit Agreement. As described above, because we intend to use the net proceeds from this offering, together with cash on hand, to repay the indebtedness outstanding under the Term Loan Credit Agreement, those affiliates will receive their proportionate share of the amount of such indebtedness that is repaid with the proceeds from this offering. Because at least 5% of the net proceeds from this offering will be used to repay the indebtedness outstanding under the Term Loan Credit Agreement owed to one or more individual underwriters and their affiliates, such underwriter has a “Conflict of Interest” within the meaning of FINRA Rule 5121, and this offering will be conducted in accordance with such rule. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2025 on an actual basis and as adjusted to reflect this offering and the use of proceeds therefrom, as described under “Use of Proceeds.”
You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Aspen Holdings’ consolidated financial statements and related notes that are included in Exhibit 99.1 to Aspen Holdings’ Report on Form 6-K filed with the SEC on June 3, 2025 and incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2025
	Actual	As Adjusted
	(in millions, except for par value data)
Cash and Cash Equivalents(1)	$845.2	$
Long-term Debt Obligations(2):
Revolving Credit Facility(3)	—	—
2026 Term Loan(1)	300.0
Notes offered hereby	—
Total Long-term Debt Obligations	$300.0	$

Shareholders’ Equity:
Ordinary Shares:
90,833,333 Class A ordinary shares of par value $0.001 issued and outstanding, and 750,000,000 Class A ordinary shares authorized, actual and as adjusted	0.1	0.1
Preference Shares:
10,000,000 5.625% Preference Shares of par value $0.0015144558 per share (liquidation preference of $25 per preference share)(4)	241.3	241.3
10,000 5.625% Preference Shares of par value $0.0015144558 per share (liquidation preference of $25,000 per preference share)(represented by depositary shares, each with a liquidation preference of $25 per share)(4)	241.6	241.6
9,000 7.00% Preference Shares of par value $0.0015144558 per share (liquidation preference of $25,000 per preference share)(represented by depositary shares, each with a liquidation preference of $25 per share)(4)	217.0	217.0
Additional Paid-in Capital	761.7	761.7
Retained Earnings	2,049.6	2,049.6
Accumulated Other Comprehensive Income (Loss)	(320.8)	(320.8)
Total Shareholders’ Equity	$3,190.5	$3,190.5

Total Capitalization(5)	$3,490.5	$
__________________
(1)We intend to use the net proceeds from this offering, together with cash on hand, to repay the indebtedness outstanding under the Term Loan Credit Agreement.
(2)Does not reflect letters of credit outstanding under our letter of credit facilities and revolving credit facility.
(3)As of March 31, 2025, we had undrawn commitments available for borrowings under our revolving credit facility of up to $300.0 million (there were no outstanding letters of credit under such facility as of such date). We have the option to increase the aggregate amount of our revolving credit facility by up to $100.0 million, subject to certain conditions. Aspen Holdings and certain of its direct or indirect subsidiaries are the borrowers under such revolving credit facility and Aspen Holdings has guaranteed the borrowings of any such subsidiary borrowers under our revolving credit facility.
(4)The liquidation preference is reflected net of issuance costs.
(5)Total capitalization equals total long-term debt obligations plus total shareholders’ equity.

DESCRIPTION OF NOTES
The following summary of the particular terms of the notes we are offering supplements the description of the general terms and provisions of the debt securities set forth under “Description of the Debt Securities” beginning on page 29 in the accompanying prospectus. The accompanying prospectus contains a detailed summary of additional provisions of the notes. The following description replaces the description of the debt securities in the accompanying prospectus to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. This summary is not complete and we encourage you to read the accompanying prospectus and the senior notes indenture referred to below, a copy of which is filed as an exhibit to the registration statement described in the accompanying prospectus.
As used in this “Description of Notes” section, “we,” “our,” “us” and “Aspen Holdings” mean Aspen Insurance Holdings Limited and do not include its subsidiaries.
General
The             % Senior Notes due 20             offered by this prospectus supplement will constitute a new, single series of senior debt securities (as described in the accompanying prospectus). We will issue the notes under the indenture dated as of August 16, 2004, between us and Deutsche Bank Trust Company Americas, as trustee (the “trustee”), which is more fully described in the accompanying prospectus and is referred to in such prospectus as the “senior notes indenture,” as supplemented by the fifth supplemental indenture to be dated             , 2025 (the “fifth supplemental indenture” and, together with the senior notes indenture, the “indenture”). We will issue the notes initially in the aggregate principal amount of $             . The indenture does not limit the aggregate principal amount of notes of this series that we may issue.
We may, without the consent of the holders of the notes, issue additional notes from time to time after this offering having terms identical in all respects as the notes offered hereby, except for the issue date, the issue price, interest accrued prior to the issue date of the additional notes and the first interest payment date, and with the same CUSIP number as the notes offered hereby, so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.
Interest
The notes will bear interest at the rate of             % per annum from the issue date to, but excluding,             , 20             (subject to extension as described in “—Maturity” below). Interest on the notes will be payable semi-annually in arrears on             and              of each year, commencing on              , 2025, to holders of record at the close of business on the Business Day (as defined below) immediately preceding the interest payment date so long as the notes remain in book-entry only form, or on the immediately preceding             and             , respectively, if the notes do not remain in book-entry only form. See “—Form, Denomination, Transfer, Exchange and Book-Entry Procedures” below. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The notes will be issued in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will accrue interest from and including the date the notes are issued to, but excluding the Final Maturity Date (as defined below), and from and including each interest payment date to, but excluding, the next interest payment date or, if earlier, the redemption or maturity date, as the case may be. If any interest payment date, the maturity date or the redemption date of a note falls on a day that is not a Business Day, the required payment to be made on such date will be made on the immediately succeeding Business Day as if made on the date that such payment was due and no additional interest will accrue on such payment from and after the interest payment date, maturity date or redemption date, as the case may be, to the date of the payment. “Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the trustee is closed for business.
Maturity
Unless the notes are redeemed prior to maturity, the notes will mature, and the principal amount of the notes will become payable on the Final Maturity Date (as defined below), at a price equal to the principal amount thereof, together with accrued and unpaid interest on the notes to, but excluding, the Final Maturity Date. The “Final Maturity Date” means (i)                  , 20            (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date,

the BMA Redemption Requirements (as defined below) have been satisfied, or (ii) if the BMA Redemption Requirements have not been satisfied as of the Scheduled Maturity Date, the earlier of (A) the date falling ten Business Days after the BMA Redemption Requirements have been satisfied and would continue to be satisfied after giving effect to such payment and (B) the date on which a Winding-Up (as defined below) of Aspen Holdings occurs. If the BMA Redemption Requirements will not be satisfied as of the Scheduled Maturity Date, we shall, promptly after the principal executive officer or the principal financial officer of Aspen Holdings becomes aware or reasonably determines that the BMA Redemption Requirements will not be satisfied, notify the trustee in writing of such inability (and direct the trustee to transmit such notice to the holders of the notes); provided, however, that we shall provide any such notice no later than five Business Days immediately preceding the Scheduled Maturity Date.
Interest shall continue to accrue and be payable for so long as any of the notes remain outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the notes on the Scheduled Maturity Date will constitute neither an event of default under the indenture nor a default of any kind and will not give holders of the notes or the trustee any right to accelerate repayment of the notes or any other remedies.
The indenture will provide that if, with respect to the notes:
(1)as of the Solvency Test Date (as defined below) or any date thereafter and including on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, we (A) do not have sufficient capital to satisfy the Enhanced Capital Requirement (the “First ECR Condition”) or (B) would not have sufficient capital to satisfy the Enhanced Capital Requirement after giving effect to the repayment of the notes (the “Second ECR Condition,” and the First ECR Condition, each an “ECR Condition”), we will be required to promptly begin using Commercially Reasonable Efforts (as defined below), subject to the existence of a Market Disruption Event (as defined below), to raise cash proceeds from the issuance of Qualifying Securities (as defined below) in an amount at least equal to the principal amount of the notes due to be repaid (the “Replacement Capital Obligation”);
(2)on or after the Solvency Test Date and prior to the Scheduled Maturity Date, we are unable to satisfy any ECR Condition, we shall, within ten Business Days of the principal executive officer or the principal financial officer of Aspen Holdings becoming aware of our inability to so satisfy such ECR Condition, notify the trustee in writing of such inability (and direct the trustee to transmit such notice to the holders of the notes); provided, however, that we shall provide any such notice no later than the Business Day immediately preceding the Scheduled Maturity Date; and
(3)the Scheduled Maturity Date and Final Maturity Date are not the same, after a Final Maturity Date has been established, then (A) we shall promptly notify the trustee in writing of such Final Maturity Date (and direct the trustee to transmit such notice to the holders of the notes); and (B) if we will then be unable to satisfy any ECR Condition as of such Final Maturity Date, we shall, promptly after the principal executive officer or the principal financial officer of Aspen Holdings becomes aware of our inability to so satisfy such ECR Condition, notify the trustee in writing of such inability (and direct the trustee to transmit such notice to the holders of the notes); provided, however, that we shall provide any such notice no later than the Business Day immediately preceding such Final Maturity Date.
If a successful issuance of Qualifying Securities satisfying the Replacement Capital Obligation occurs after the Solvency Test Date, but prior to the Scheduled Maturity Date or the Final Maturity Date, as may be applicable (an “RCO Satisfying Issuance”), then (i) such RCO Satisfying Issuance will constitute an issuance of replacement capital in satisfaction of the BMA Redemption Requirements for redemptions or repayments occurring prior to or on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable, and (ii) we shall promptly notify the trustee of such RCO Satisfying Issuance in writing (and direct the trustee to transmit such notice to the holders of the notes). Subject to the prior sentence, the Replacement Capital Obligation will continue to apply until the earliest of (i) an RCO Satisfying Issuance, (ii) the BMA Redemption Requirements being satisfied by means other than an RCO Satisfying Issuance; provided that, if the BMA Redemption Requirements cease to be satisfied prior to the Final Maturity Date, the Replacement Capital Obligation will be reinstated or (iii) the occurrence of an event of default. Accordingly, the Replacement Capital Obligation will cease to apply if we are able to restore our compliance with the Enhanced Capital Requirement, after giving effect to repayment of the notes, by a means other than the issuance of Qualifying Securities or with an issuance of Qualifying Securities that is less than the principal amount of the notes, subject to the reinstatement of the Replacement Capital Obligation as described in the preceding sentence.
Although our failure to use Commercially Reasonable Efforts to raise sufficient proceeds from the issuance of Qualifying Securities to satisfy the Replacement Capital Obligation, subject to the existence of a Market Disruption Event, would constitute a breach of a covenant under the indenture (a “Replacement Capital Obligation Default”), it will not in any case constitute a default or an event of default under the indenture or give rise to a right of acceleration of payment of the notes or any other remedy under the terms of the indenture or the notes. The sole remedy for a breach of such covenant is for the trustee, at the direction of the holders of at least 25% of the aggregate outstanding principal amount of the notes, to bring suit for specific performance of our obligations with respect to the covenant to use Commercially Reasonable Efforts with respect to the Replacement Capital Obligation. No holder of the notes may pursue any such remedy under the indenture unless the trustee will have failed to act after (i) receiving notice of a breach of such covenant and request by holders of at least 25% of the aggregate outstanding principal amount of the notes to bring suit and (ii) receiving an indemnity reasonably satisfactory to it.
For the avoidance of doubt, the Replacement Capital Obligation will not apply at any time while the Enhanced Capital Requirement is satisfied, and if we would continue to satisfy the Enhanced Capital Requirement after giving effect to a redemption or repayment of the notes on the Scheduled Maturity Date or the Final Maturity Date, as may be applicable.
As used herein:
“Commercially Reasonable Efforts” means commercially reasonable efforts consistent with the efforts of a comparable third party in our industry operating under similar circumstances in carrying out of obligations to complete the offer and sale of Qualifying Securities, subject to the existence of a Market Disruption Event, in an amount necessary to satisfy the Replacement Capital Obligation, to third parties that are not our subsidiaries in either public offerings or private placements.
“Qualifying Securities” means any securities (other than our ordinary shares, rights to purchase our ordinary shares and securities convertible into or exchangeable for our ordinary shares, such as preference shares that are convertible into our ordinary shares) having equal or better capital treatment as the capital represented by the notes under the Group Rules (as defined below).
“Solvency Test Date” means             , 20             (the date that is six months prior to the Scheduled Maturity Date).
“Winding-Up” will occur, with respect to any person, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of such person (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of such person of a successor in business of such person, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by the holders of a majority in aggregate principal amount of the outstanding notes and (B) do not provide that the notes or any amount in respect thereof shall thereby become payable); or (ii) an administrator of such person is appointed and such administrator gives notice that it intends to declare and distribute a dividend.
For the definitions of “Enhanced Capital Requirement” and “BMA Redemption Requirements,” see “—Conditions to Redemption and Repayment” below.
A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
(1)trading in securities generally (or in our ordinary shares, preference shares or other securities specifically) on the New York Stock Exchange, any other U.S. national or international securities exchange or over-the-counter market on which our ordinary shares, preference shares and/or other securities are then listed or traded shall have been suspended or settlement on any such exchange generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities;
(2)we would be required to obtain the consent or approval of our ordinary or preference shareholders (to the extent required) or of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell Qualifying Securities in order to satisfy the Replacement Capital Obligation, and that consent or approval has not yet been obtained notwithstanding our Commercially Reasonable Efforts to obtain that consent or approval;
(3)a banking moratorium shall have been declared by the competent authorities of Bermuda, the United Kingdom, the United States and/or any member state of the European Economic Area (“EEA”) and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(4)a material disruption shall have occurred in commercial banking or securities settlement or clearance services in Bermuda, the United Kingdom, the United States and/or any member state of the EEA and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(5)Bermuda, the United Kingdom, the United States and/or any member state of the EEA shall have become engaged in hostilities, there shall have been an escalation in hostilities involving Bermuda, the United Kingdom, the United States and/or any member state of the EEA, there shall have been a declaration of a national emergency or war by Bermuda, the United Kingdom, the United States, and/or any member state of the EEA or there shall have occurred any other national or international calamity or crisis (including any pandemic or epidemic) and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(6)there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, currency exchange rates or exchange controls, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Securities for the purposes of satisfying the Replacement Capital Obligation;
(7)an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (i) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have an adverse effect on our business in any material respect, (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede, delay or otherwise negatively affect our ability to consummate that transaction or (iii) the event relates to a previously undisclosed material (re)insurance loss and the disclosure of that event at such time, in our reasonable judgment, is impeded by the current nature of such event and the extent of losses remain under consideration by our management pending further information from brokers, cedants or insureds; provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or
(8)we reasonably believe that the offering document for the offer and the sale of Qualifying Securities would not be in compliance with a rule or regulation of the SEC or any other securities regulatory authority or exchange to which we are subject (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome; provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.
If we are subject to a Replacement Capital Obligation, we may provide written certification to the trustee (and direct the trustee to transmit such notice to the holders of the notes) within ten Business Days of the later of (i) the occurrence of a Market Disruption Event or (ii) the beginning of the period of the Replacement Capital Obligation (if such Market Disruption Event occurred prior to the Replacement Capital Obligation period beginning and is continuing) certifying that a Market Disruption Event has occurred and is continuing. If such notice is provided, we will be excused from our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation for an initial suspension period of 90 consecutive days following such certification. We may extend a suspension period by providing written certification to the trustee (and directing the trustee to transmit such notice to the holders of the notes) on or prior to the expiration of such suspension period, certifying that the applicable Market Disruption Event is continuing, in which case, our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation will be excused for an additional 60 consecutive days following such further certification. Following the expiration of the applicable suspension period, our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities pursuant to the Replacement Capital Obligation shall be reinstated. Our ability to initiate or extend a suspension period in connection with a Market Disruption Event will also be subject to the limits on suspension periods provided for in the definition of Market Disruption Event (if applicable). Notwithstanding the foregoing time limitations as to suspension in connection with a particular Market Disruption Event, the suspension of our obligations pursuant to the foregoing shall not prohibit the further suspension of obligations in connection with, and we shall be entitled to provide separate notices with respect to, any separate and distinct Market Disruption Event(s). In addition, for the avoidance of doubt, we shall not be prohibited during any suspension of the requirements to use Commercially Reasonable Efforts during a Market Disruption Event from issuing any Qualifying Securities.
For the avoidance of doubt, the trustee shall have no responsibility to make any determinations or calculations under the indenture; nor shall it be charged with determining, monitoring or knowledge of (i) the Replacement Capital Obligation or any terms thereof, which collectively shall be our responsibility, (ii) the occurrence or continuation of any Replacement Capital Obligation Default, which shall be made by the holders of the notes, (iii) whether Commercially Reasonable Efforts have been made, (iv) whether the conditions to redemption and repayment have been satisfied, (v) whether the BMA Redemption Requirements have been satisfied, (vi) whether a Market Disruption Event has occurred, (vii) whether the Final Maturity Date has occurred or (viii) whether an ECR Condition has been met.
Ranking
The notes will be senior unsecured obligations of Aspen Holdings. They will rank equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated. The notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally and contractually subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholder obligations of our subsidiaries.
We are a holding company and as such conduct substantially all of our operations through our direct and indirect subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. As of March 31, 2025, the liabilities of our subsidiaries that were structurally senior to the notes were $9,648.9 million.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect our subsidiaries’ ability to transfer funds to us. Therefore, we may not have sufficient assets or funds to repay principal and interest on the notes. In addition, insurance companies, including some of our direct and indirect subsidiaries, are subject to insurance laws and regulations that, among other things, require those companies to maintain certain levels of capital and surplus, and further restrict the amount of dividends and other distributions that may be paid to us. These restrictions can include obtaining prior approval of insurance regulators having jurisdiction over our insurance subsidiaries before an insurance subsidiary can pay dividends or distributions to us. The rights of our creditors (including the holders of the notes) to participate in distributions on equity interests owned by us in certain of our subsidiaries, including our insurance subsidiaries, may be materially adversely affected if we are unable to receive sufficient dividends or distributions from our direct and indirect subsidiaries.
In accordance with the Group Supervision Rules, the notes will be unencumbered and do not give rise to a right of set-off against the claims and obligations of Aspen Holdings or any insurance subsidiary thereof to an investor or creditor. By purchasing the notes, each holder of the notes is deemed to agree and acknowledge that (i) no security or encumbrance of any kind is, or will at any time be, provided by Aspen Holdings or any of its affiliates to secure the rights of holders of the notes and (ii) the notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of Aspen Holdings or its regulated operating subsidiaries to any person in whose names the notes are registered or any creditor of Aspen Holdings or its regulated operating subsidiaries.
Optional Redemption
Subject to the provisions set forth under “—Conditions to Redemption and Repayment” and “Redemption for Tax Purposes” and, for the avoidance of doubt, the BMA Redemption Requirements described below, prior to             (            months prior to the Scheduled Maturity Date) (the “Par Call Date”), we may redeem the notes at our option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus             basis points less (b) interest accrued to the date of redemption; and
(2)100% of the principal amount of the notes to be redeemed;

plus, in either case, any accrued and unpaid interest thereon to, but excluding, the redemption date.
Subject to the provisions set forth under “—Conditions to Redemption and Repayment” and “Redemption for Tax Purposes” and, for the avoidance of doubt, the BMA Redemption Requirements described below, on or after the Par Call Date, we may redeem the notes, in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus any accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date for the notes, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the trustee shall have no responsibility to determine (or to verify or review our determination of) the redemption price or the Treasury Rate.
We will send the holders of the notes to be redeemed a notice of redemption by first-class mail or electronically at least 10 and not more than 60 days prior to the date fixed for redemption. Notices of redemption may, in our sole discretion, be subject to one or more conditions precedent, including but not limited to, the consummation of a financing transaction, equity offering, asset disposition or other corporate transaction (or series of transactions) or the satisfaction of the BMA Redemption Requirements. In addition, if such redemption is subject to the satisfaction of any such condition, the notice of redemption may state that, in our discretion, the redemption date may be delayed until such time as such condition shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the redemption date, or the redemption date so delayed. If we elect to redeem fewer than all the notes outstanding, unless otherwise agreed in a holder’s redemption agreement, the trustee, in its sole discretion, will select in a fair and appropriate manner, including pro rata or by lot, the notes to be redeemed in whole or in part, or, in the case of Global Notes (as defined below), based on the method required by the applicable depositary, unless otherwise required by law or applicable stock exchange or depository requirement.

Unless we default in the payment of the redemption price, the notes called for redemption shall cease to accrue any interest on and after the redemption date.
Redemption for Tax Purposes
We may redeem the notes at our option, subject to the provisions set forth under “—Conditions to Redemption and Repayment”and, for the avoidance of doubt, the BMA Redemption Requirements described below, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus any accrued and unpaid interest and additional amounts, if any, to, but excluding, the date fixed for redemption, if at any time we determine in good faith that as a result of:
(1)any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective on or after the issuance of the notes; or
(2)any action taken by any taxing jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to us, we would be required as of the next interest payment date to pay additional amounts with respect to the notes as provided in “—Payment of Additional Amounts” below and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the notes under this provision, we will give written notice of such election to the trustee and the holders of the notes. Interest on the notes will cease to accrue on and after the redemption date unless we default in the payment of the redemption price.
Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of additional amounts or withholding if a payment in respect of the notes were then due. In any event, prior to the publication or mailing or any notice of redemption of the notes pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the notes.
Conditions to Redemption and Repayment
Notwithstanding anything to the contrary set forth herein, (i) prior to             , 2028 (three years after the initial issue date of the notes), the notes may be repaid or redeemed only with BMA Approval, including in instances where we or a subsidiary of ours replace the capital represented by the notes to be redeemed or repaid with capital having equal or better capital treatment as the notes under the Group Rules, (ii) the notes may be repaid or redeemed after three years from the initial issue date of the notes without BMA Approval if we or a subsidiary of ours replaces the capital represented by the notes to be redeemed or repaid with capital having equal or better capital treatment as the notes under the Group Rules, and (iii) the notes may not be repaid or redeemed at any time, including on the Scheduled Maturity Date, if the Enhanced Capital Requirement would be breached immediately before or after giving effect to the redemption or repayment of such notes, unless we or a subsidiary of ours replaces the capital represented by the notes to be redeemed or repaid with capital having equal or better capital treatment as the notes under the Group Rules (collectively, the “BMA Redemption Requirements”).
In the event that the notes are not redeemed or repaid as a result of a failure to satisfy the BMA Redemption Requirements, interest on the notes will continue to accrue and be paid on each interest payment date until the first date on which final payment on the notes may be made, at which time the notes will become due and payable, and will be finally repaid at the principal amount of the notes, together with any accrued and unpaid interest through, but not including, the date on which final payment on the notes is made.
Notwithstanding any provision of the notes or the indenture, in the event of non-payment on a scheduled redemption date or the Scheduled Maturity Date resulting from a failure to satisfy the BMA Redemption Requirements, the notes to be redeemed or repaid will not become due and payable on such date, and such non-payment will constitute neither an event of default under the indenture or the notes nor a default of any kind with respect to the notes, and will not give holders of the notes or the trustee any right to accelerate repayment of the notes or any other remedies.

“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Insurance Group, and which shall initially mean the Group Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate Aspen Holdings or the Insurance Group.
“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.
“BMA Approval” means the BMA has given, and not withdrawn by the applicable redemption date, its prior consent to the redemption of such notes.
“Enhanced Capital Requirement” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.
“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time.
“Group Solvency Standards” means the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011 of Bermuda, as those rules and regulations may be amended or replaced from time to time.
“Group Supervision Rules” means the Insurance (Group Supervision) Rules 2011 of Bermuda, as those rules and regulations may be amended or replaced from time to time.
“Insurance Act” means the Insurance Act 1978 of Bermuda, as amended from time to time.
“Insurance Group” means, on a collective basis, Aspen Holdings and its subsidiaries that are regulated insurance or reinsurance companies (or part of such regulatory group), of which the BMA is the group supervisor, pursuant to the Applicable Supervisory Regulations.
“Tier 3 Capital” means “Tier 3 Ancillary Capital” as set out in the Group Supervision Rules (or, if the Group Supervision Rules are amended so as to no longer refer to Tier 3 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended).
Limitations on Liens on Stock of Designated Subsidiaries
The indenture provides that, so long as any notes are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness (as defined below) secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a “Lien”) upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the notes (and, if we so elect, any other Indebtedness of ours that is not subordinated to the notes and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured. This restriction will not apply to indebtedness secured by:
(1)Liens on any shares of stock or indebtedness of, or acquired from, a person that is merged or consolidated with or into, or is otherwise acquired by Aspen Holdings or any Designated Subsidiary;
(2)Liens to secure indebtedness of a Designated Subsidiary to Aspen Holdings or another Designated Subsidiary, but only as long as the indebtedness is owned or held by Aspen Holdings or such Designated Subsidiary;
(3)Liens existing at the time a subsidiary becomes a Designated Subsidiary; and
(4)any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (3) above.

For purposes of the indenture, “capital stock” of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities or other securities convertible into such equity.
“Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 20% of our consolidated book value (including such Designated Subsidiary). As of March 31, 2025, our only Designated Subsidiaries were Aspen Insurance UK Limited, Aspen Bermuda Limited and Aspen American Insurance Company.
“Indebtedness” means, with respect to any person:
(1)the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
(2)all capitalized lease obligations of such person;
(3)all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(4)all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
(5)all obligations of the type referred to in any of clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
(6)all obligations of the type referred to in any of clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
(7)any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in any of clauses (1) through (6) above.
Limitations on Disposition of Stock of Designated Subsidiaries
The indenture also provides that, so long as any notes are outstanding and except in a transaction otherwise governed by such indenture, we will not, nor will we permit any subsidiary to, issue, sell, assign, transfer or otherwise dispose of (other than to us or another Designated Subsidiary) any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain our subsidiary and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that the foregoing will not prohibit:
(1)any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by our Board of Directors pursuant to a resolution adopted in good faith; and

(2)any such issuance or disposition of securities required by any law or any regulation or order of any governmental or insurance regulatory authority.
Notwithstanding the foregoing:
(1)we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%; and
(2)we may, subject to the provisions described under “—Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our Board of Directors pursuant to a resolution adopted in good faith.
Consolidation, Amalgamation, Merger and Sale of Assets
The indenture provides that we may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with us) or convey, transfer, sell or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with us), or (2) permit any person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:
(1)such person is a corporation, limited liability company or company organized, incorporated or continued and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the notes issued thereunder, and the performance of our obligations under the indenture and the notes issued thereunder;
(2)immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such Designated Subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and
(3)certain other documents are delivered.
Events of Default
The following events will constitute an event of default under the indenture with respect to the notes (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)default in the payment of any interest on the notes, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, other than if we are required to defer a payment due to failure to satisfy the BMA Redemption Requirements, and continuance of such default for a period of 30 days;
(2)default in the payment of the principal of or any premium, if any, on the notes, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at the Final Maturity Date, upon any redemption, by declaration of acceleration or otherwise, other than if we are required to defer a payment due to failure to satisfy the BMA Redemption Requirements;
(3)default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture; provided, however, that notwithstanding the foregoing, our failure to use Commercially Reasonable Efforts or to otherwise satisfy the Replacement Capital Obligation shall in no case be a “default” or an “event of default” and shall not allow any acceleration or any other similar remedy with respect to the notes; provided, further, that the only remedy for a breach of such covenant shall be an action for specific performance with respect to such covenant to use Commercially Reasonable Efforts with respect to the Replacement Capital Obligation;
(4)default in the payment at maturity of our Indebtedness in excess of $100,000,000 under any other mortgage, indenture or instrument or if any event of default as defined in any other mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $100,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there has been given written notice as provided in the indenture;
(5)we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
(6)certain events relating to our bankruptcy, winding-up, insolvency or reorganization; or
(7)our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to us.
If an event of default with respect to the notes (other than an event of default described in clause (6) of the preceding paragraph and subject to the limitations with respect to the Replacement Capital Obligation described above) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes by written notice as provided in the indenture may declare the principal amount of all outstanding notes to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.
The indenture provides that, within 60 days after the trustee shall have knowledge of the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the notes, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the notes unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any notes, the trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the holders of the notes.
If an event of default occurs, has not been waived and is continuing with respect to the notes, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the notes by all appropriate judicial proceedings. After an event of default, the trustee is required to exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes.
Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding-up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Modification and Waiver
We and the trustee may modify, amend or supplement the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the notes; provided, however, that no such modification, amendment or supplement may, without the consent of the holder of each outstanding note affected thereby,
(1)change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the notes;
(2)reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the notes;
(3)change our obligation to pay additional amounts with respect to the notes;
(4)change the redemption provisions of the notes in a manner that adversely affects holders of the notes;
(5)change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the notes is payable;
(6)impair the right to institute suit for the enforcement of any payment on or after the Final Maturity Date of the notes (or, in the case of redemption, on or after the redemption date);
(7)reduce the percentage in principal amount of the notes, the consent of whose holders is required in order to take specific actions;
(8)reduce the requirements for quorum or voting by holders of the notes in the applicable section of the indenture;
(9)modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the notes except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or
(10)modify any of the above provisions.
We and the trustee may modify or amend the indenture and the notes without the consent of any holder in order to, among other things:
(1)provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;
(2)add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us by the indenture;
(3)provide for a successor trustee with respect to the notes;
(4)cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not materially adversely affect the interests of the holders of the notes;
(5)change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the notes under the indenture;
(6)add any additional events of default with respect to the notes;
(7)to provide for additions of security or guarantees for the notes;

(8)to conform the terms and provisions of the notes to the terms and provisions specified in the final prospectus supplement and accompanying prospectus filed with the SEC under Rule 424(b); or
(9)make any other change that does not materially adversely affect the interests of the holders of the notes.
The holders of at least a majority in aggregate principal amount of the notes may, on behalf of the holders of the notes, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the notes may, on behalf of the holders of the notes, waive any past default and its consequences under the indenture with respect to the notes, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the notes or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.
Under the indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “—Events of Default” described above.
Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the notes with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the notes have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.
The indenture provides that we may elect either to:
(1)defease and be discharged from any and all obligations with respect to the notes (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the notes and other obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) (“defeasance”); or
(2)be released from our obligations with respect to the notes under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes (“covenant defeasance”).
Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to the notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay the principal of, any premium, interest and additional amounts on the notes on the scheduled due dates or any prior redemption date.
Such a trust may only be established if, among other things:
(1)the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound;
(2)no event of default or event which with notice or lapse of time or both would become an event of default with respect to the notes to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3)we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture; and
(4)with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors.
“Government Obligations” means debt securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in the case of clauses (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.
In the event we effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Payment of Additional Amounts
We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the notes is made by Aspen Holdings (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:
(1)the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein; or
(2)an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof).
If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such note or in the indenture to be then due and payable.
However, we will not be required to pay any additional amounts for or on account of:
(1)any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of rights with respect to, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;
(2)any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3)any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4)any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or
(5)any combination of items (1), (2), (3) and (4) above.
In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.
Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The notes will be registered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of one or more permanent global notes in fully registered, book-entry form (each a “Global Note” and, collectively, the “Global Notes”). Each Global Note will be deposited with, or on behalf of, DTC, or any successor thereto, as depositary, and registered in its name or in the name of Cede & Co., its nominee.
The deposit of Global Notes with DTC and their registration in the name of DTC or DTC’s nominee effect no change in beneficial ownership. Ownership of beneficial interests in a Global Note will be limited to DTC participants (including participants such as Euroclear and Clearstream) or persons who hold interests through DTC participants. We understand that DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants in DTC to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants (including participants such as Euroclear and Clearstream) will remain responsible for keeping account of their holdings on behalf of their customers.
So long as DTC or its nominee or a common depositary is the registered holder of a Global Note, DTC or that nominee or common depositary will be considered the sole owner and holder of the Global Notes, and of the notes represented thereby, for all purposes under the indenture and the notes. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear and Clearstream. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered holders of notes under the indenture or the notes. Unless and until it is exchanged in whole or in part for notes in definitive form, no Global Note may be transferred except as a whole by DTC to its nominee.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Notes.
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.
We will make all payments of principal of and interest on the notes to DTC. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the Global Notes. We expect that upon the issuance of a Global Note, DTC or its custodian will credit on its internal system the respective principal amount of the individual beneficial interest represented by such Global Note to the accounts of its participants. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of those ownership interests will be effected through, records maintained by DTC or its nominee (with respect to interests of participants) or by any such participant (with respect to interests of persons held by such participants on their behalf).
Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Global Notes will be effected only through entries made on the books of participants acting on behalf of beneficial owners. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a participant in DTC, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, in the event that we request any action of holders of notes or that an owner of a beneficial interest in the notes desires to give or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through participants to give or to take the action or would otherwise act upon the instructions of beneficial owners.
Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Note may be subject to various policies and procedures adopted by DTC from time to time, and DTC may discontinue its operations entirely at any time. We also expect that payments, conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners, will be governed by standing instructions and customary practices as is now the case with securities held for accounts of customers registered in the names of nominees for those customers, subject to any statutory or regulatory requirements as may be in effect from time to time, and will be the responsibility of the participants. None of us, the trustee, any of our respective agents or the underwriters will have any responsibility or liability for any aspect of DTC’s or any DTC participant’s records relating to, or for payments made on account of, beneficial interests in any Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests, or for the performance by DTC or the participants of their respective obligations under the rules and procedures governing their operations.
Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in a Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective depositaries.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date and such credit of any transactions in interests in a Global Note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or

Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Interests in a Global Note will be exchanged for notes in certificated form only if:
(1)DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered or in good standing under the Exchange Act, or other applicable statute or regulation, and in either case we thereupon fail to appoint a successor depositary within 90 days after receiving such notice or becoming aware of such condition;
(2)we in our sole discretion determine that the Global Note will be exchangeable for notes in certificated form and notify the trustee of our decision; or
(3)an event of default shall have occurred and be continuing with respect to the notes.
Upon the occurrence of such an event, owners of beneficial interests in such Global Note will receive physical delivery of notes in certificated form. All certificated notes issued in exchange for an interest in a Global Note or any portion thereof will be registered in such names as DTC directs. Such notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be in registered form only, without coupons.
Payments and Paying Agent
We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and any additional amounts) by wire transfer of immediately available funds to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to the DTC participants’ accounts that hold book-entry interests in the Global Notes and credited by such participants to the accounts of beneficial owners of the notes. We will make all payments of principal, premium, if any, interest and any additional amounts with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.
The trustee will initially act as our paying agent with respect to the notes. We may change the paying agent without prior notice to the holders of the notes, and we or any of our wholly-owned subsidiaries may act as paying agent.
Registrar; Transfer and Exchange
We have appointed the trustee as a registrar under the indenture. We may rescind such designation without prior notice to the holders of the notes, and we or any of our subsidiaries may act as a registrar.

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder of the notes, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption, except, in the case of any notes being redeemed in part, any portion thereof not to be redeemed. Also, we are not required to transfer or exchange any note for a period beginning at the opening of business 15 days before the day of selection for redemption of notes and ending at the close of business on the day of mailing or transmission of notice of redemption.
We will treat the registered holder of a note as its owner for all purposes.
Information Concerning the Trustee
Deutsche Bank Trust Company Americas is the trustee and paying agent under the indenture and is one of a number of banks with which Aspen Holdings and its subsidiaries maintain banking relationships in the ordinary course of business. The address of Deutsche Bank Trust Company Americas is 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-0417, New York, NY 10019.
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

MATERIAL TAX CONSIDERATIONS
The following summary of the Bermuda and U.S. federal income taxation of the beneficial owners of our notes (“Noteholders”) is based upon current law, as of the date of this prospectus supplement, and is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations (i) under “Material Tax Considerations—Taxation of Noteholders—Bermuda Taxation” is based upon the advice of Walkers (Bermuda) Limited, Hamilton, Bermuda, our Bermuda counsel and (ii) under “Material Tax Considerations—Taxation of Noteholders—United States Taxation” is based upon the advice of Sidley Austin LLP, New York, New York (the advice of such firms does not include any factual or accounting matters, determinations or conclusions, including facts relating to our business or activities). The discussion is based upon current law. The tax treatment of a Noteholder, or of a person treated as a Noteholder for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the Noteholder’s particular tax situation. Statements contained herein as to the beliefs, expectations and conditions of Aspen Holdings and its subsidiaries as to the application of such tax laws or facts represent the view of management as to the application of such laws and do not represent the opinions of counsel.
PROSPECTIVE NOTEHOLDERS SHOULD CAREFULLY EXAMINE THE PROSPECTUS SUPPLEMENT AND SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING OUR NOTES.
Taxation of Noteholders
Bermuda Taxation
The following is a discussion of certain Bermuda tax consequences of an investment in the notes. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Bermuda law.
Under existing Bermuda laws:
(a)     payments of interest, principal and other amounts on the notes will not be subject to taxation in Bermuda and no withholding will be required on the payment of interest and principal and other amounts on the notes, nor will gains derived from the disposal of the notes be subject to Bermuda income or corporation tax. There is, at present, no Bermuda withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Issuer or the Noteholders (other than Noteholders ordinarily resident in Bermuda) as a consequence of holding the notes;
(b)    no stamp duty is payable in respect of the issue of the notes; and
(c)    certificates evidencing the notes, in registered form, to which title is not transferable by delivery, will not attract Bermuda stamp duty.
(d)    The Issuer has been incorporated with limited liability under the laws of Bermuda as an exempted company and, as such, has obtained an undertaking from the Minister of Finance of Bermuda in the following form:
BERMUDA
TAX ASSURANCE
WHEREAS the Minister of Finance (“the Minister”), pursuant to section 2 of the Exempted Undertakings Tax Protection Act 1966, is authorised to enter into an arrangement with any exempted undertaking upon application.
WHEREAS such undertakings may be given an assurance that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any tax described herein shall not be applicable to such undertakings or to any of its operations or the shares, debentures or other obligations of the said undertakings.

THEREFORE the Minister, upon application, hereby grants the aforementioned assurance to:
Aspen Insurance Holdings Limited
(“the Undertaking”)
PROVIDED THAT this assurance shall not be construed so as to:
(i)prevent the application of any such tax or duty to such persons as are ordinarily resident in these Islands; and
(ii)prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to the land leased to the Undertaking.
THIS TAX ASSURANCE shall be in effect until the 31st day of March 2035.”
Bermuda has a tax treaty with the United States, which was signed in 1986 and came into force in 1988. The agreement applies only to federal income taxes and excise taxes in relation to insurance business. In addition, Bermuda has entered into a tax information exchange agreement with the United States and has entered into tax information exchange agreements with certain other jurisdictions pursuant to the Organisation for Economic Co-operation and Development Standard for Automatic Exchange of Financial Account Information – Common Reporting Standards.
Bermuda Corporate Income Tax Act (“CIT Act”)
As a result of changes made by the CIT Act, the assurance referenced above has been made subject to the application of any taxes pursuant to the CIT Act, as described further below.
In the 2023 Budget, the Bermuda Government announced the formation of an International Tax Working Group consisting of specialists in international tax matters and representatives of various bodies whose members may be directly impacted by such to examine how Bermuda can appropriately implement the Global Minimum Tax initiative. The Working Group reported its findings and provided recommendations to the Bermuda Government in July 2023. The Bermuda Government subsequently issued three public consultation papers as part of its considerations on the introduction of a corporate income tax in Bermuda, on August 8, 2023, October 5, 2023 and November 10, 2023. On December 27, 2023, Bermuda passed the CIT Act, which became fully operative with respect to the imposition of corporate income tax on January 1, 2025. The Corporate Income Tax Act 2023 Amendment Regulations 2024 (the “Regulations”) amending the CIT Act were made on December 20, 2024 by the Minister of Finance in Bermuda. (For the purposes of this summary, references to CIT Act are to the CIT Act, as amended by the Regulations).
Under the CIT Act, Bermuda corporate income tax will be chargeable in respect of fiscal years beginning on or after January 1, 2025 and will apply only to Bermuda Constituent Entities (as defined below) of an In Scope MNE Group (as defined below).
In Scope Entities
An “In Scope MNE Group” for these purposes is a group which meets the relevant revenue threshold (EUR 750 million or more in annual revenues in at least two of the four fiscal years immediately preceding the fiscal year in question and is an MNE Group (being a group (as further defined below) comprising an ultimate parent entity and one or more entities (which includes permanent establishments) located in another jurisdiction). For MNE Groups that meet the revenue threshold, corporate income tax will generally apply to each Bermuda resident entity and Bermuda permanent establishment that is a constituent entity of such MNE Group (a “Bermuda Constituent Entity”). Consistent with the GloBE Rules, the terms “group”, “ultimate parent entity” and “controlling interest” are critical to determining whether a Bermuda entity is considered a constituent entity of an MNE Group.
A “group” is defined for the purposes of the CIT Act as (a) a collection of entities that are related through ownership or control such that the assets, liabilities, income, expenses and cash flows of those entities are included in the consolidated financial statements of the ultimate parent entity, or are excluded from the consolidated financial statements of the ultimate parent entity solely on size or materiality grounds, or on the grounds that the entity is held for sale; or (b) an entity that is located in one jurisdiction and has one or more permanent establishments located in other jurisdictions provided that the entity is not part of another group as described in (a) above.

An “ultimate parent entity” is (a) an entity that owns, directly or indirectly, a controlling interest in any entity, and is not owned, with a controlling interest, directly or indirectly by another entity; or (b) with respect to permanent establishments, the main entity in a group, being the entity that includes the financial accounting net income or loss of a permanent establishment in its financial statements. A “controlling interest” is an ownership interest in any entity such that the interest holder (a) is required to consolidate the assets, liabilities, income, expenses and cash flows of the entity on a line-by-line basis in accordance with an acceptable accounting standard, or (b) would have been required to consolidate the assets, liabilities, income, expenses and cash flows of the entity on a line-by-line basis if the interest holder has prepared consolidated financial statements, provided with respect to permanent establishments, that a main entity is deemed to have the controlling interests of its permanent establishments.
Bermuda Constituent Entity Groups
Where a Bermuda entity or Bermuda permanent establishment is a Bermuda Constituent Entity, corporate income tax will be chargeable in respect of fiscal years beginning on or after January 1, 2025 to the Bermuda Constituent Entity Group. A “Bermuda Constituent Entity Group” is a group comprised of one or more Bermuda Constituent Entities that are members of an In Scope MNE Group. It is possible for an In Scope MNE Group to include more than one Bermuda Constituent Entity Group and specific rules apply. For example, companies incorporated under the Companies Act which are registered under the Segregated Accounts Companies Act 2000 are regarded as a single entity which is not fiscally transparent. However, a Bermuda Constituent Entity may elect to treat any segregated accounts within such entity as separate Bermuda Constituent Entities, and if such an election is made, may further elect to treat any given segregated account as fiscally transparent or not. Such elections are annual elections which apply for the fiscal year in which the election is made and all subsequent fiscal years, unless and until the election is modified or revoked.
Charge to Corporate Income Tax
Where corporate income tax is chargeable to a Bermuda Constituent Entity Group, the amount of corporate income tax chargeable for a fiscal year shall be (a) 15% of the net taxable income of the Bermuda Constituent Entity Group; less (b) tax credits applicable to the Bermuda Constituent Entity Group under Part 4 of the CIT Act, or as prescribed.
Detailed rules apply with respect to the calculation of net taxable income of each Bermuda Constituent Entity in a Bermuda Constituent Entity Group. Adjustments include deductions for brought forward losses incurred in prior years, certain excluded dividends, modifications for stock-based compensation and intra-group transactions.
More broadly, Bermuda remains committed to tax transparency, which is evidenced by adopting economic substance legislation, which has been deemed compliant by the European Union and was designed to implement the work of the Forum on Harmful Tax Practices under Action 5 of the Organization for Economic Co-operation and Development’s (“OECD”) reports on Base Erosion and Profit Shifting. Any changes in the tax law of an OECD member state or in response to a change in E.U. policies could subject us to additional taxes, and we are unable to predict at this time whether it would have a material adverse impact on our operations and results.
United States Taxation
The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. Unless otherwise stated, this summary deals only with Noteholders who acquire the notes at their original issue price and who hold the notes as capital assets. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular Noteholder in light of such Noteholder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain Noteholders (such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax-exempt organizations, expatriates, investors in pass-through entities, U.S. Noteholders (as defined below) whose functional currency is not the U.S. dollar, persons subject to an alternative minimum tax or persons who hold the notes as part of a hedging or conversion transaction or as part of a short-sale or straddle) who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated thereunder (“Treasury Regulations”) and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the special timing rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income or the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the notes or the Noteholders. Persons considering making an investment in the notes should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.
This discussion does not consider the U.S. federal income tax consequences related to the purchase, ownership and disposition of the notes by an entity that is treated as a partnership for U.S. federal income tax purposes. If a partnership holds notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor.
For purposes of this discussion, the term “U.S. Noteholder” means a Noteholder that is, for U.S. federal income tax purposes:
(1)an individual citizen or resident of the United States;
(2)a corporation or entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
(3)an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
(4)a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U. S. persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U. S. person for U.S. federal income tax purposes.
U.S. Tax Treatment of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances, and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the notes. We believe that the notes should be classified as indebtedness for U.S. federal income tax purposes and intend to so treat the notes. There can be no assurance, however, that the Internal Revenue Service (“IRS”) will not treat the notes as equity for U.S. federal income tax purposes, and such treatment, if successfully asserted by the IRS, may have adverse U.S. federal income tax consequences to a holder of the notes. If we are a passive foreign investment company (a “PFIC”) and the notes are treated as equity for U.S. federal income tax purposes, this may result in an increased tax liability at the time of sale at a gain of, or receipt of an “excess distribution” with respect to, the notes. Further, a distribution by us to U.S. Noteholders that is characterized as a dividend and is not characterized as an excess distribution will not be eligible for reduced rates of tax as qualified dividend income if we are a PFIC in the taxable year in which such dividend was paid or were a PFIC in the preceding taxable year. There may also be additional information reporting required for U.S. Noteholders of the notes if we are a PFIC during such U.S. Noteholder’s holding period. We believe that, based on the implementation of our current business plan, we should not be characterized as a PFIC for the current year or the foreseeable future. However, because of legal uncertainties with respect to the interpretation of the PFIC rules and factual uncertainties with respect to our planned operations, there is a risk that we will be characterized as a PFIC in one or more years.
By investing in the notes, holders of the notes agree to treat the notes as indebtedness for U.S. federal income tax purposes, unless otherwise required by applicable law. You are urged to consult your own tax advisors regarding the appropriate characterization of the notes and the tax consequences that would apply to you if the IRS were to successfully assert that the notes are not indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the notes will be treated as indebtedness for U.S. federal income tax purposes.
We may be obligated to pay amounts in excess of the stated interest or principal on the notes or in advance of their scheduled payment dates in certain circumstances, including as described under “Description of Notes—Payment of Additional Amounts.” These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies in the aggregate, as of the date of issuance, are remote or incidental. We believe and intend to take the position that the foregoing contingencies are remote or incidental in the aggregate, and, accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on a Noteholder, unless such Noteholder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a Noteholder may be required to accrue interest income on the notes at a rate in excess of the stated interest rate and to treat any gain realized on the taxable disposition of a note as ordinary income rather than as capital gain. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Noteholders are urged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.
U.S. Noteholders
Interest Payments. We expect, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount, if any. Interest paid to a U.S. Noteholder on a note will be includible in such Noteholder’s gross income as ordinary interest income in accordance with the Noteholder’s regular method of tax accounting. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the notes generally will constitute passive category income.
Sale, Exchange, Redemption and Other Disposition of Notes. Upon the sale, exchange, redemption or other disposition of a note, a U.S. Noteholder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than amounts attributable to accrued but unpaid interest, which will be taxable as interest) and the Noteholder’s adjusted tax basis in such note. A U.S. Noteholder’s adjusted tax basis in a note generally will equal the cost of such note. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year. For U.S. Noteholders other than corporations, preferential tax rates may apply to any such long-term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. Noteholder on the sale, exchange, redemption or other disposition of a note generally will be treated as U.S. source gain or loss, as the case may be.
Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the notes and the proceeds from a sale or other disposition of the notes unless the Noteholder establishes an exemption from the information reporting rules. A Noteholder that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the Noteholder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Noteholder will be allowed as a credit against the U.S. Noteholder’s U.S. federal income tax liability and may entitle the U.S. Noteholder to a refund, provided that the required information is timely furnished to the IRS.
Reporting Obligations with Respect to Foreign Financial Assets. U.S. persons holding notes should consider their possible obligation to file an IRS Form 8938 — Statement of Specified Foreign Financial Assets — with respect to the notes, among other potential reporting requirements. U.S. Noteholders should consult their tax advisors with respect to any reporting requirement which may apply with respect to the notes.
Non-U.S. Noteholders
The following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a note that is a “non-U.S. Noteholder”. For purposes of this discussion, a “non-U.S. Noteholder” is a Noteholder that is a nonresident alien individual, a corporation, estate or trust that is not a U.S. Noteholder.
Interest and Disposition. In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a non-U.S. Noteholder will not be subject to U.S. federal income tax with respect to payments of interest on, or gain upon the disposition of, notes, unless:
•the interest or gain is effectively connected with the conduct by the non-U.S. Noteholder of a trade or business in the United States; or
•in the case of gain upon the disposition of notes, the non-U.S. Noteholder is an individual who is present in the United States for 183 days or more in the taxable year and certain other conditions are met.
Interest or gain that is effectively connected with the conduct by the non-U.S. Noteholder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. Noteholder. In addition, if such non-U.S. Noteholder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the notes are held by a non-U.S. Noteholder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally will not be required for payments on the notes or on proceeds from the sale of the notes. If the notes are held by a non-U.S. Noteholder through a U.S. (or U.S.-related) broker or financial institution, the non-U.S. Noteholder may be required to comply with applicable certification procedures to establish that they are not U.S. Noteholders in order to avoid the application of any information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a non-U.S. Noteholder will be allowed as a credit against the non-U.S. Noteholder’s U.S. federal income tax liability and may entitle the non-U.S. Noteholder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. Noteholders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.
THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF A NOTE SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, OWNING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Citigroup Global Markets Inc., Lloyds Securities Inc. and HSBC Securities (USA) Inc., have severally, and not jointly, agreed to purchase from us the following respective principal amounts of notes listed opposite their names below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriters		Principal Amount of Notes
Citigroup Global Markets Inc.	$
Lloyds Securities Inc.
HSBC Securities (USA) Inc.
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
nabSecurities, LLC
Natixis Securities Americas LLC
Wells Fargo Securities, LLC
Total	$
The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Underwriting Discount
Per note		%
Total	$
We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement, and may offer the notes to dealers at a price that represents a concession not in excess of          % of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than           % of the principal amount of the notes to other dealers. After the initial offering of the notes to the public, the representatives of the underwriters may change the offering price and other selling terms.
In addition, we estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $            .
We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of the offering.
Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.
The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the notes. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.
It is expected that delivery of the notes will be made against payment therefor on or about          , 2025, which is the          business day following the date hereof (such settlement cycle being referred to as “T+          ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the business day prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+          , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their own advisors.
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, certain of the underwriters and their affiliates have directly or indirectly, provided investment and commercial banking or financial advisory services to Aspen Holdings, its affiliates and other companies in the insurance industry, for which they have received customary fees and commissions, and expect to provide these services to us and others in the future, for which they expect to receive customary fees and commissions. In particular, affiliates of certain of the underwriters are lenders under our revolving credit facility and 2026 Term Loan.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As described under “Use of Proceeds,” we intend to use the net proceeds from this offering, together with cash on hand, to repay the indebtedness outstanding under the Term Loan Credit Agreement under which affiliates of certain of the underwriters in this offering are lenders. Because at least 5% of the net proceeds from this offering will be used to repay the indebtedness outstanding under the Term Loan Credit Agreement owed to one or more individual underwriters and their affiliates, this offering will be conducted in accordance with FINRA Rule 5121. Any underwriter that has a “Conflict of Interest” within the meaning of FINRA Rule 5121 will not confirm sales to any account over which they exercise discretionary authority without the specific written approval of the account holder. However, the appointment of a “qualified independent underwriter” is not required under FINRA Rule 5121 because this offering is of a class of securities that are “investment grade rated” (as defined in FINRA Rule 5121).

Selling Restrictions
Notice to Prospective Investors in Bermuda
The notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act, the Companies Act and the Exchange Control Act and regulations promulgated thereunder, which regulate the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the EEA
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither we nor the underwriters have authorized, nor do we or the underwriters authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)a customer within the meaning of the Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)not an EEA Qualified Investor; and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Consequently, no key information document required by Regulation (EU) No. 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the

EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under Article 2 of the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither we nor the underwriters have authorized, nor do we or the underwriters authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, or (iv) other persons to whom it may otherwise lawfully be communicated or distributed under the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.
The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)     the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or
(ii)a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or
(iii)not a UK Qualified Investor; and
(b)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Hong Kong
The notes (i) have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act 2001 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (“Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes except: (1) to an Institutional Investor, an

Accredited Investor, a Relevant Person, or to any person arising from an offer referred to in Section 275(1A) (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.
Singapore SFA Product Classification – Solely for the purposes of its obligations pursuant to Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP Regulations”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE SECURITIES
Certain legal matters will be passed upon for us by Sidley Austin LLP, our U.S. counsel, as to matters of U.S. federal and New York state law, and by Walkers (Bermuda) Limited, our Bermuda counsel, as to matters of Bermuda law. Sidley Austin LLP may rely upon the opinion of Walkers (Bermuda) Limited with respect to all matters of Bermuda law. Certain matters of U.S. federal and New York state law will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, U.S. counsel to the underwriters.
EXPERTS
The consolidated financial statements and related financial statement schedules I to V of Aspen Insurance Holdings Limited appearing in Aspen Insurance Holdings Limited’s Form 6-K filed on April 29, 2025, for the year ended December 31, 2024, have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young Ltd. pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing. The registered business address of Ernst & Young Ltd. is 3 Bermudiana Road, Hamilton HM 08, Bermuda.
The consolidated financial statements and related financial statement schedules I to V of Aspen Holdings as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, appearing in Aspen Holdings’ Form 6-K filed on April 29, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered business address of Ernst & Young LLP is 1 More London Place, London SE1 2AF.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form F-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document.
We are subject to the information reporting requirements of the Exchange Act applicable to a foreign private issuer. Under the Exchange Act, we are required to file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Our SEC filings are available to the public from the SEC’s web site at www.sec.gov and our website at www.aspen.co. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not a part of these filings
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual reports, periodic reports and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information.

We incorporate by reference the documents listed below:
•our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 19, 2025; and
•our Reports on Form 6-K filed with the SEC on February 28, 2025, April 29, 2025 (second filing), May 8, 2025, May 9, 2025, June 2, 2025 and June 3, 2025 (Exhibit 99.1 only).
We also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) until the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of such information by writing or telephoning us at:
Aspen Insurance Holdings Limited
Attention: Company Secretary
141 Front Street
Hamilton HM19
Bermuda
(441) 295-8201
You should rely only upon the information provided in this prospectus supplement or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

PROSPECTUS
$600,000,000
ASPEN INSURANCE HOLDINGS LIMITED

Preference Shares; Depositary Shares; Senior or Subordinated Debt Securities

We may, from time to time, offer and sell:
•preference shares;
•depositary shares representing preference shares; and
•senior or subordinated debt securities.
We may offer, from time to time, in one or more offerings or series, together or separately, up to $600,000,000 of our preference shares, depositary shares representing preference shares or debt securities. We will describe in a prospectus supplement, which must accompany this prospectus (this “Prospectus”), the type and amount of a series of securities we are offering and selling, as well as the specific terms and public offering prices of these securities. Such prospectus supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and any accompanying prospectus supplement carefully before you invest in these securities.
We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell these securities to or through underwriters and also to other purchasers or through agents. If any agents or underwriters are involved in the sale of any securities, the names of the underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
Our 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares (the “5.95% Preference Shares”) are listed on the New York Stock Exchange (the “NYSE”) under the symbol “AHLPRC,” our 5.625% Perpetual Non-Cumulative Preference Shares (the “5.625% Preference Shares”) are listed on the NYSE under the symbol “AHLPRD” and our outstanding depositary shares, each representing a 1/1,000th interest in a share of 5.625% Preference Shares (the “Existing Depositary Shares”) are listed on the NYSE under the symbol “AHLPRE.”
INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE BERMUDA MONETARY AUTHORITY (“BMA”) OR THE BERMUDA REGISTRAR OF COMPANIES HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, as amended (the “Investment Business Act”), the Companies Act 1981, as amended (the “Companies Act”) and the Exchange Control Act 1972, as amended (the “Exchange Control Act”), and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the securities described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.
The BMA and the Bermuda Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this Prospectus.
This Prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
The date of this Prospectus is June 26, 2023.

You should rely only on the information contained in this Prospectus. This Prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.
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ABOUT THIS PROSPECTUS
Unless the context otherwise requires, references in this Prospectus to the “Company,” the “Aspen Group,” “we,” “us” or “our” refer to Aspen Insurance Holdings Limited (“Aspen Holdings”) or Aspen Holdings and its subsidiaries. References in this Prospectus to “U.S. Dollars,” “dollars,” “$” or “¢” are to the lawful currency of the United States of America, unless the context otherwise requires.
This Prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, relating to the preference shares, depositary shares and debt securities described in this Prospectus. This means:
•we may issue the securities covered by this Prospectus from time to time;
•we will provide a prospectus supplement each time these securities are offered pursuant to this Prospectus; and
•the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this Prospectus.
This Prospectus provides you with a general description of the securities we may offer. This Prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this Prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this Prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this Prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this Prospectus, any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus and the applicable prospectus supplement to this Prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This Prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this Prospectus or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this Prospectus and the applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this Prospectus. Accordingly, investors should not place undue reliance on this information.
We may offer and sell the securities described in this Prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section of this Prospectus entitled “Plan of Distribution” for more information.
Any statements in this Prospectus concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

ASPEN INSURANCE HOLDINGS LIMITED
Aspen Insurance Holdings Limited (“Aspen Holdings”) was incorporated on May 23, 2002 as a holding company headquartered in Bermuda. We underwrite specialty insurance and reinsurance on a global basis through our principal operating entities based in Bermuda, the United States and the United Kingdom: Aspen Bermuda Limited (“Aspen Bermuda”), Aspen Specialty Insurance Company, Aspen American Insurance Company , Aspen Insurance UK Limited (“Aspen UK”) and Aspen Underwriting Limited (as corporate member of our Lloyd’s operations, Syndicate 4711, which are managed by Aspen Managing Agency Limited ) (each referred to herein an “Operating Subsidiary” and collectively referred to as the “Operating Subsidiaries”). We also have branches in Australia, Canada, Singapore and Switzerland.
Our business is comprised of: (i) underwriting operations, which includes our risk-bearing insurance and reinsurance operations; (ii) investing activities, which primarily support our underwriting operations; and (iii) our Aspen Capital Market (“ACM”) operations, which earn management and performance fees from Aspen Holdings and other third-party investors primarily through the management of insurance linked securities (“ILS”) funds and other offerings. ACM forms part of the Aspen Capital Partners platform, in recognition of the synergies between ACM and the Company’s Outwards Reinsurance teams.
We manage our underwriting operations as two distinct business segments, Insurance (“Aspen Insurance”) and Reinsurance (“Aspen Re”), to enhance and better serve our global customer base.
Aspen Insurance offers a variety of insurance products, including, but not limited to: (i) first party insurance, (ii) specialty insurance, (iii) casualty insurance, and (iv) financial and professional lines insurance. Aspen Re offers a variety of reinsurance and retrocession products, including, but not limited to: (i) property catastrophe reinsurance, (ii) other property reinsurance, (iii) casualty reinsurance, and (iv) specialty reinsurance. We offer reinsurance on both a treaty and facultative basis, and on both a proportional (such as quota share) and non-proportional (such as excess of loss) basis.
Our principal executive offices are located at 141 Front Street, Hamilton HM19, Bermuda. Our telephone number is (441) 295-8201.
For further information regarding Aspen Insurance Holdings Limited, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for more information.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the applicable prospectus supplement and in our Annual Report on Form 20-F for our most recent fiscal year, together with all of the other information appearing in this Prospectus or incorporated by reference into this Prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties not presently known to us or that we currently deem immaterial. Our business, financial condition or operating results could be materially adversely affected by any of these risks.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus and the documents incorporated by reference to this Prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts. In particular, statements that use the words such as “believe,” “anticipate,” “expect,” “assume,” “objective,” “target,” “plan,” “estimate,” “project,” “seek,” “will,” “may,” “aim,” “likely,” “continue,” “intend,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “predict,” “potential,” “on track” or their negatives or variations and similar terminology and words of similar import generally involve forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. We believe that these factors include, but are not limited to, the following:
•the occurrence of natural disasters and other catastrophic events;
•global climate change;
•war, terrorism and political unrest, government action that is hostile to commercial interests and from sovereign, sub-sovereign and corporate defaults;
•the Russian invasion of Ukraine;
•the coronavirus pandemic and the responses thereto;
•emerging claim and coverage issues in our business and social inflation;
•cyclical changes in the insurance and reinsurance industries;
•the reliance on third parties for the assessment and pricing of individual risks;
•the failure of any risk management and loss limitation methods we employ;
•the reinsurance that we purchase may not always be available on favorable terms or we may choose to retain a higher proportion of particular risks compared to previous years;
•actual claims exceeding our loss reserves
•economic inflation and social inflation;
•credit risk, interest rate risk, real estate related risks, market risk, servicing risk, loss from catastrophic events and other risks, which could diminish the value that we obtain from such investments;
•adverse developments affecting the financial services industry and the potential contagion impact to, and resulting stress on, the financial services sector generally;
•the discontinuation of LIBOR;

•failing to realize profits from or losing some or all of the principal amount of our invested assets if we are required to sell our invested assets at a loss to meet our insurance, reinsurance or other obligations;
•volatility and uncertainty in general economic conditions and in financial and mortgage markets;
•the determination of the amount of allowances and impairments taken on our investments;
•currency fluctuations that we may not be effective at mitigating;
•the failure of policyholders, brokers or other intermediaries or reinsurers to honor their payment obligations;
•competition and consolidation in the (re)insurance industry;
•decline in ratings of our operating subsidiaries could adversely affect our standing among brokers and customers and cause our premiums and earnings to decrease;
•third-party outsourced service providers failing to satisfactorily perform certain technology and business process functions;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•future acquisitions, growth of our operations through the addition of new lines of (re)insurance business, expansion into new geographic regions and/or joint ventures or partnerships;
•the loss of business provided by brokers that account for a large portion of our insurance and reinsurance revenues;
•our management of alternative reinsurance platforms on behalf of investors in any entities Aspen Capital Markets manages or could manage in the future;
•the inability to obtain additional capital or to only obtain capital on unfavorable terms;
•our debt, credit and International Swaps and Derivatives Association agreements may limit our financial and operational flexibility;
•political, regulatory, governmental and industry initiatives;
•changes in regulations that adversely affect the U.S. mortgage insurance and reinsurance market;
•the United Kingdom’s withdrawal from the E.U.;
•changes in current accounting practices and future pronouncements;
•our internal controls over financial reporting have gaps or other deficiencies;
•the loss of one or more of our senior underwriters or other key employees or an inability to attract and retain senior staff;
•general employee and third-party litigation risks;
•management turnover;
•the execution of internal processes to maintain our operations and the operational risks that are inherent to our business, including those resulting from fraud or employee errors or omissions;
•the failure in our data security and/or technology systems or infrastructure or those of third parties, including those caused by security breaches or cyber-attacks;

•evolving privacy and data security regulations;
•actual results differing materially from model outputs and related analyses;
•our controlling shareholder owns all of our ordinary shares and has the power to determine our affairs including in ways not favorable to the interests of holders of our outstanding preference shares;
•our ability to pay dividends or to meet ongoing cash requirements may be constrained by our holding company structure;
•certain regulatory and other constraints may limit our ability to pay dividends on our securities;
•U.S. persons who own our securities may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation;
•changes in government regulations or tax laws in jurisdictions where we conduct business; and
•other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.
All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing list should not be construed as exhaustive and should be read in conjunction with other information included or incorporated by reference herein. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should specifically consider the factors identified in this Prospectus which could cause actual results to differ before making an investment decision.

CAPITALIZATION
We intend to include information about our capitalization and indebtedness in the applicable prospectus supplement.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, refinancing existing indebtedness or preference equity, acquisitions and/or other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
We may offer from time to time under this Prospectus, separately or together:
•preference shares, the terms and series of which would be described in the related prospectus supplement;
•depositary shares, each representing a fraction of a share or multiple shares of a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;
•senior debt securities; and
•subordinated debt securities, which would be subordinated in right of payment to our Senior Indebtedness (as defined elsewhere in this Prospectus) to the degree described in the Prospectus.
We may issue the above securities from time to time with a total aggregate offering price of up to $600,000,000. The actual price per security that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

DESCRIPTION OF THE PREFERENCE SHARES
The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and by our bye-laws which have been incorporated by reference as an exhibit to the registration statement to which this Prospectus relates. The following summary describes each of the series of our preference shares that are outstanding as of the date of this Prospectus, and the preference shares which may be issued pursuant to this Prospectus and a prospectus supplement and which may be amended or supplemented by the terms described in such prospectus supplement.
Outstanding Series of Preference Shares
5.95% Fixed-to-Floating Rate Perpetual Preference Shares
On April 24, 2013, the Board of Directors (the “Board”) authorized the issuance and sale of up to $300.0 million of our 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per security (the “5.95% Preference Shares”). On May 2, 2013, we issued 11,000,000 5.95% Preference Shares for an aggregate amount of $275.0 million.
Dividends on our 5.95% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board at the annual rate of 5.95% of the $25 liquidation preference of each 5.95% Preference Share, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year. Commencing on July 1, 2023, dividends on the 5.95% Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by the Board, at a floating annual rate equal to 3-month LIBOR plus 4.06%. This floating dividend will be reset quarterly. Generally, unless the full dividends for the most recently ended dividend period on all outstanding 5.95% Preference Shares have been declared and paid, we cannot declare or pay a dividend on our ordinary shares.
Whenever dividends on any 5.95% Preference Shares have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of the 5.95% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including the 5.625% Preference Shares), will be entitled, at a special meeting called at the request of record holders of at least 20% of the aggregate liquidation preference of the 5.95% Preference Shares or of any other series of appointing preference shares then outstanding (including the 5.625% Preference Shares) to the appointment of a total of two directors and the number of directors that comprise our Board will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on the 5.95% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.
In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding 5.95% Preference Shares and any series of appointing preference share (including the 5.625% Preference Shares), acting together as a single class, will be required for the authorization or issuance of any class or series of senior shares (or any security convertible into or exchangeable for senior shares) ranking senior to the 5.95% Preference Shares as to dividend rights or rights upon liquidation, winding up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the existing terms of the 5.95% Preference Shares.
We may redeem the 5.95% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 5.95% Preference Share, plus any declared and unpaid dividends, if any (i) on July 1, 2023 and on any dividend payment date thereafter and (ii) on any dividend payment date following the occurrence of a tax event or on the dividend payment date following the occurrence of a capital disqualification redemption event.
At any time prior to July 1, 2023, we may redeem the 5.95% Preference Shares at our option, upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to the greater of (i) $25 per 5.95% Preference Share and (ii) the sum of the present value of $25 per 5.95% Preference Share and the present value of all undeclared dividends for the dividend periods from the relevant redemption date to, and including, the July 1, 2023 dividend payment date, in each case, discounted to the relevant redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate, as calculated by the calculation agent (each as set forth in the certificate of designation), plus 50 basis points, plus in the case of both (i) and (ii) any declared and unpaid dividends, if any, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law after April 25, 2013, the approval of the holders of the 5.95% Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class.

Our 5.95% Preference Shares are listed on the NYSE under the symbol “AHLPRC.”
5.625% Perpetual Non-Cumulative Preference Shares
On July 27, 2016, the Board authorized the issuance and sale of up to $300.0 million of our 5.625% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per security (the “5.625% Preference Shares”). On September 13, 2016, we issued 10,000,000 5.625% Preference Shares for an aggregate amount of $250.0 million. Each of the issued and outstanding 5.625% Preference Shares remained issued and outstanding following the Merger, listed on the NYSE and entitled to the same dividend and all other preferences and privileges, rights, qualifications, limitations, and restrictions set forth in the certificate of designation.
Dividends on our 5.625% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board at the annual rate of 5.625% of the $25 liquidation preference of each 5.625% Preference Share, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year. In the event of our liquidation, winding up or dissolution, our ordinary shares will rank junior to the 5.625% Preference Shares.
Whenever dividends on any 5.625% Preference Shares have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of our 5.625% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including the 5.95% Preference Shares), will be entitled to the appointment of a total of two directors and the number of directors that comprise our Board will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on the 5.625% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.
In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding 5.625% Preference Shares and any series of appointing preference shares (including the 5.95% Preference Shares), voting together as a single class, will be required for the authorization or issuance of any class or series of senior shares (or any security convertible into or exchangeable for senior shares) ranking senior to the 5.625% Preference Shares as to dividend rights or rights upon our liquidation and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of the 5.625% Preference Shares.
We may redeem the 5.625% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 5.625% Preference Share, plus any declared and unpaid dividends, if any, (i) on January 1, 2027 and any dividend payment date thereafter and (ii) on any dividend payment date following the occurrence of a tax event or on the dividend payment date following the payment occurrence of a capital disqualification redemption event.
At any time prior to January 1, 2027, we may redeem the 5.625% Preference Shares at our option, upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to $26 per 5.625% Preference Share, plus any declared and unpaid dividends, if any, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law after September 13, 2016, the approval of the holders of the 5.625% Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class.
Our 5.625% Preference Shares are listed on the NYSE under the symbol “AHLPRD.”
Future Series of Preference Shares
Subject to certain limitations contained in our bye-laws and any limitations prescribed by applicable law, the Board is authorized to issue preference shares in one or more series and to fix the rights, preferences, privileges and restrictions of such shares, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement.
Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws, such sections or defined terms are incorporated herein by reference.
A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:
•the number of shares to be issued and sold and the distinctive designation thereof;
•the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;
•the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of share capital, to elect one or more of our directors;
•the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;
•the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;
•the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;
•the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;
•any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and
•a discussion of certain U.S. federal income tax considerations.
Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this Prospectus, the following general provisions will apply to each class or series of preference shares.
Dividends
Except as otherwise set forth in the applicable prospectus supplement, the holders of preference shares will be entitled to receive dividends, if any, at such rate established by the Board in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by the Board and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the Board may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the ordinary shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.
Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.
Our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. In addition, our insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends to us.
Further, as the BMA is the group supervisor for the Aspen Group for insurance group solvency and reporting requirements, we may not be able to declare or pay a dividend if we are or, after giving effect to such payment, would be in breach of applicable group solvency and liquidity requirements or applicable group enhanced capital requirements (“ECR”) or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or other then applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or other then applicable law or regulation.
Dividends on the preference shares will have a preference over dividends on our ordinary shares.
Liquidation, Dissolution or Winding Up
Except as otherwise set forth in the applicable prospectus supplement, in case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether declared or not), before any of our assets will be paid or distributed to holders of ordinary shares.
It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.
Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.
Redemption
Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this Prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.
On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50 million. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:
•to transfer such shares prior to the date fixed for redemption; and

•to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed.
Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda.
In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board may determine, the shares to be redeemed, or will effect such redemption pro rata.
Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption or repurchase of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.
Under Sections 42 and 42A of the Companies Act, no redemption or repurchase of shares may be made by a company if, on the date of the redemption or repurchase, there are reasonable grounds for believing that the company is, or after the redemption or repurchase would be, unable to pay its liabilities as they become due. In addition, if the redemption or repurchase price is to be paid out of funds otherwise available for dividends or distributions, no redemption or repurchase may be made if the realizable value of its assets would thereby be less than its liabilities.
Our ability to effect a redemption or repurchase of our preference shares may be subject to the performance of our insurance subsidiaries. Distributions to us from our insurance subsidiaries will also be subject to Bermuda, U.K. and U.S. insurance laws and regulatory constraints.
In addition, as the BMA is the group supervisor for the Aspen Group for insurance group solvency and reporting requirements, we may not be able to redeem or repurchase the preference shares if we are or, after giving effect to the redemption or repurchase payment, would be in breach of applicable group solvency and liquidity requirements or applicable group ECR or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or other then applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or other then applicable law or regulation.
Reissuance of Shares
Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued shares.
The Company may also purchase preference shares to be held as treasury shares upon such terms as the Board may determine. If the Company holds preference shares as treasury shares, the Company shall not exercise any rights in respect of those shares, including any right to attend and vote at meetings where applicable law provides that the preference shares carry the right to vote in respect of certain matters, and any purported exercise of such a right is void. In addition, no dividend shall be paid to the Company in respect of preference shares held by the Company as treasury shares and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to members on a winding up) shall be made to the Company in respect of preference shares held by the Company as treasury shares.

Voting Rights
Except as indicated below or as modified by any prospectus supplement or as otherwise required by applicable law, the holders of preference shares will have no voting rights.
The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to appoint two directors of the Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right.
The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the Board will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends and any member of the Board appointed as described above shall vacate office.
At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our chairman/chief executive officer will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing a holder to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.
Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of ordinary shareholders.
At any annual or special meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.
During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled by vote of a majority of the Board pursuant to the bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.
The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-fourths of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such ordinary share. In the event we were to merge into or amalgamate with another company, the approval of the holders of three-fourths of all of our issued shares would be required voting together, or voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court- ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act.
On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.
Restrictions in Event of Default in Dividends on Preference Shares
Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:
(1)we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;
(2)we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and
(3)we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.
Preemptive Rights
Except as otherwise set forth in the applicable prospectus supplement, no holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.
The following summary of provisions of our bye-laws is qualified in its entirety by the provisions of the bye-laws which are incorporated by reference as an exhibit to the registration statement to which this Prospectus relates or which are in effect at the time of filing of any subsequent prospectus supplement to this Prospectus.
Bye-laws
In addition to the provisions of our bye-laws described elsewhere in this Prospectus, the following provisions are a summary of some of the other important provisions of our bye-laws.
The Board of Directors and Corporate Action. Our bye-laws provide that the Board shall consist of not less than six and not more than 15 directors. Subject to our bye-laws, Bermuda law and to the director appointing rights contained in the certificates of designation relating to the outstanding preference shares, the directors shall be elected or appointed by holders of ordinary shares. In addition, notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected or until such director is removed from office or such office is otherwise vacated. In the event of any change in the number of directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.
Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action. Corporate action may also be taken by a unanimous written resolution of the Board without a meeting and with no need to give notice, except in the case of removal of auditors or directors. The quorum necessary for the transaction of business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of directors in office from time to time and in no event less than two directors.
Shareholder Action. Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws). Our bye-laws require not less than five (5) days’ notice in writing of annual general meetings and special general meetings. Shareholder action may also be taken by a majority written resolution without a meeting, except in the case of removal of auditors or directors.
Amendment. Our bye-laws may be revoked or amended by a majority of the Board then in office and eligible to vote on such resolution, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by an affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by our bye-laws (as applicable).
Voting of Non-U.S. Subsidiary Shares. If the voting rights of any shares of the Company are adjusted and we are required or entitled to vote at a general meeting of any of our non-U.S. subsidiaries, (together, the “Non-U.S. Subsidiaries,” but excluding for these purposes any subsidiary that has elected to be treated as a “U.S. person” for federal income tax purposes pursuant to Section 953(d) of the Code), and the subject matter of the vote is (a) the appointment, removal or remuneration of directors of a non-U.S. Subsidiary of the Company or (b) any other subject matter with respect to a Non-U.S. Subsidiary that legally requires the approval of the shareholders of such Non-U.S. Subsidiary, our directors shall refer the subject matter of the vote to our shareholders and seek direction from such shareholders in a general meeting of the Company as to how they should vote on the resolution proposed by the Non-U.S. Subsidiary. Substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of the Non-U.S. Subsidiaries. If the Board, in its discretion, determines that the application of this paragraph with respect to a particular vote is not necessary to achieve the purposes of this paragraph, it may waive the application of this paragraph with respect to such vote.
Capital Reduction. In the event of a reduction of capital, our bye-laws permit such reduction to apply to part of a class of shares.
Corporate Purpose. Our certificate of incorporation and memorandum of association and our bye-laws, which are incorporated by reference as exhibits to the registration statement to which this Prospectus relates, do not restrict our corporate purpose and objects.
Differences in Corporate Law
You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.
Duties of Directors. Under Bermuda law and at common law, members of a board of directors owe statutory and fiduciary duties to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Under common law a director’s fiduciary duty has the following essential elements:
•a duty to act in good faith in the best interests of the company;
•a duty not to make a personal profit from opportunities that arise from the office of director;

•a duty to avoid conflicts of interest; and
•a duty to exercise powers for the purpose for which such powers were intended.
The Companies Act imposes a duty on directors and officers of a Bermuda company:
•to act honestly and in good faith with a view to the best interests of the company; and
•to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.
The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of Aspen Holdings for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.
Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care and a fiduciary duty of loyalty.
The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders.
A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” The business judgment rule is a presumption that in making a business decision, the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. Unless a plaintiff is able to provide evidence rebutting the presumptions of the business judgment rule, the challenged business decision will be upheld by the courts so long as it can be attributed to any rational business purpose. Where, however, the presumptions are rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate policy and effectiveness and approval of a transaction resulting in a sale of control of the corporation. This means the directors bear the initial burden to demonstrate the reasonableness of their actions before they will be entitled to the protections of the business judgment rule.
Interested Directors. Under Bermuda law and our bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest unless the majority of the disinterested directors determine otherwise. Under Delaware law, such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Committees of the Board of Directors. Our bye-laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors and no such committee may have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation..
Voting Rights and Quorum Requirements. Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, one or more shareholders holding at least 50% of our shareholders’ aggregate voting power in the ordinary shares shall constitute a quorum for the transaction of business. In general, except for the removal of the Company’s auditors or directors, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by the shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represents the majority of the votes that would be required if the resolution had been voted on at a meeting of the shareholders. Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. Any individual shareholder who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to the Board.
Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders unless the certificate of incorporation or bylaws specify otherwise, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors, in each case unless another vote is specified by the certificate of incorporation or, if the action to be voted on is not one for which the Delaware General Corporation Law specifies the required vote, the bylaws.
Dividends. Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, Aspen Holdings’ and Aspen Bermuda’s ability to pay dividends or make distributions of contributed surplus is subject to Bermuda insurance laws and regulatory constraints, including insurance group regulatory constraints.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. “Surplus” means the excess, if any, at any given time of the net assets of the corporation over the amount determined to be capital, which in general may not be less than the aggregate par value of the issued shares. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company and would be conducive to attaining our objectives contained within our memorandum of association. In the event we were to merge or amalgamate with another company, the holders of all of our shares are entitled to vote on such merger or amalgamation together pursuant to the Companies Act provided that the holders of any class of shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such class of shares. In the case of an amalgamation or merger, any shareholder who is not satisfied that it has been offered fair value for its shares and who has not voted in favor of the approval and adoption of the merger or amalgamation agreement and the merger or amalgamation, may exercise its appraisal rights under the Companies Act to have the fair value of its shares appraised by the Supreme Court of Bermuda. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder may, under certain circumstances, be entitled to appraisal rights in connection with a merger, consolidation or conversion to another entity form pursuant to which such stockholder may receive payment in cash of the “fair value” of such stockholder's shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid on the amount determined to be the fair value, in each case as determined by the Delaware Court of Chancery, in lieu of the consideration such stockholder would otherwise receive in the transaction.
Takeovers. Bermuda law provides that where a scheme or contract involving the transfer of shares or any class of shares in a company has, within four months after the making of the offer, been approved by the holders of not less than nine tenths in value of the shares whose transfer is involved (other than shares already held at the date of the offer by the offeror, its nominee or subsidiary), the offeror may, at any time within two months beginning with the date on which such approval is obtained, by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Bermuda law also provides that where the holders of not less than 95% of the shares or any class of shares in a company give notice to the remaining shareholders or class of shareholders of their intention to acquire the outstanding shares not held by them, and, within one month of the notice, the offerors may acquire all the shares or cancel the notice given. Dissenting shareholders may apply to the court within the one month period of the notice seeking that the court appraise the value of the shares to be acquired. Any difference between the share price paid to the dissenting shareholders and the price determined by the court shall be paid or the offerors may cancel the notice and return any shares acquired and the dissenting shareholders shall repay any share purchase price received.
Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, stockholders of the subsidiary would have appraisal rights.
Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from the board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except for certain mergers or amalgamations, a resolution of shareholders approved by a majority of at least a majority of the votes cast (after taking account of any voting power adjustments under our bye-laws).
Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the time that the person became an interested stockholder, unless the business combination is approved in a prescribed manner, which, among other possibilities, may include the affirmative vote, at a meeting and not by consent, of stockholders holding at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” is defined by the statute for this purpose as including, among other things, certain mergers, asset sales or the receipt by the interested stockholder of any financial benefit, and an “interested stockholder” is defined as a person who is the owner, or any person who is an affiliate or associate of the corporation and at any time within the prior three years has owned, 15% or more of the corporation's outstanding voting stock, together with the affiliates and associates of such person. However, a corporation may opt out of these restrictions on business combinations by a provision in its certificate of incorporation or by a bylaw adopted by the stockholders expressly electing not to be governed by section 203 of the Delaware General Corporation Law.
Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.
Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such action, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify our directors, officers, resident representative, member of a committee duly constituted under the bye-laws of the Company and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators (each, an “Indemnified Person”) (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void under the Companies Act.
Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments or settlements in an action by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his/her conduct was unlawful.
Limitation of Liability of Directors and Officers. Our bye-laws provide that its shareholders and the Company waive any claim or right of action that they might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company. However, such waiver does not apply to any claims or rights of action that arise out of fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled. This waiver may have the effect of barring claims arising under U.S. federal securities laws. Under Delaware law, a corporation may include in its certificate of incorporation provisions eliminating or limiting the personal liability of its directors or officers to the corporation or its stockholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for the authorization of unlawful stock dividends or share repurchases; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.
Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our register of shareholders in Bermuda but may establish a branch register outside of Bermuda, the location of which shall be notified to the Bermuda Registrar of Companies. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.

Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.
Under Delaware law, a corporation’s bylaws may provide that if the corporation solicits proxies with respect to an election of directors, it may be required, to the extent and subject to such procedures or conditions as may be provided in the bylaws, to include in its proxy solicitation materials, in addition to individuals nominated by the board of directors, one or more individuals nominated by a stockholder. Furthermore, the corporation’s bylaws may provide for the reimbursement by the corporation of expenses incurred by a stockholder in soliciting proxies in connection with an election of directors, subject to certain procedures and conditions. The Delaware General Corporation Law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which other business may be brought before a meeting, but provisions in a corporation's certificate of incorporation or bylaws requiring compliance with reasonable procedures for giving advance notice of director nominations or other proposals are permitted as a matter of Delaware common law.
Calling of Special Shareholders Meetings. Under our bye-laws, a special general meeting may be called by the Board. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of Aspen Holdings as provided by the Companies Act.
Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of stockholders.
Approval of Corporate Matters by Written Consent. Under Bermuda law and our bye-laws, the Companies Act provides that shareholders may take action by resolution in writing signed by the shareholders of the company who at the date of the notice of the resolutions in writing represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders.
Unless otherwise provided in a corporation's certificate of incorporation, Delaware law permits stockholders to take action by the consent in lieu of a meeting by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.
Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.
Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a corporation must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a higher percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a corporation’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the corporation’s certificate of incorporation. If any proposed amendment would alter or change the powers, preferences, or special rights of 1 or more series of any class so as to affect them adversely, but shall not so affect the entire class, then the shares of the series so affected by the amendment are entitled to vote as a class regardless of whether such holders are entitled to vote by the certificate of incorporation.
Amendment of Bye-laws. Our bye-laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the directors then in office and eligible to vote on the resolution. However, no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by bye-laws.
Under Delaware law, holders of a majority of the voting power of the outstanding shares entitled to vote (unless another percentage is specified in the certificate of incorporation or bylaws) and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

DESCRIPTION OF THE DEPOSITARY SHARES
Outstanding Depositary Shares
General
Each Existing Depositary Share represents a 1/1,000th interest in a 5.625% Preference Share and is evidenced by a depositary receipt. The underlying 5.625% Preference Shares are deposited with Computershare Inc. and Computershare Trust Company, N.A., acting as depositary (together in such capacity, the “Depositary”), pursuant to a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary, and the holders from time to time of the depositary receipts (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each owner of a depositary receipt is entitled, in proportion to the fractional interest of a share of 5.625% Preference Shares evidenced by that depositary receipt, to all the rights and preferences of 5.625% Preference Shares represented by those Existing Depositary Shares (including any dividend, liquidation, redemption and voting rights). If the 5.625% Preference Shares are exchanged for new securities, each Existing Depositary Share will represent the same percentage interest in such new security, and will be evidenced by a depositary receipt.
The Existing Depositary Shares are evidenced by depositary receipts issued pursuant to the Deposit Agreement. Copies of the Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Deposit Agreement and related depositary receipts.
The Depositary’s principal executive office is located at 150 Royall Street, Canton, Massachusetts 02021, United States.
Dividends and Other Distributions
Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of an Existing Depositary Share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying share of the 5.625% Preference Shares. The Depositary will distribute all cash dividends and other cash distributions received on the 5.625% Preference Shares to the holders of record of the Existing Depositary Shares in proportion to the number of Existing Depositary Shares held by each holder on the relevant record date. In the event of a distribution other than in cash, the Depositary will distribute property received by it to the holders of record of the Existing Depositary Shares in proportion to the number of Existing Depositary Shares held by each holder, unless the Depositary determines that this distribution is not feasible, in which case the Depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the Existing Depositary Shares.
Record dates for the payment of dividends and other matters relating to the Existing Depositary Shares will be the same as the corresponding record dates for the 5.625% Preference Shares.
The amount paid as dividends or otherwise distributable by the Depositary with respect to the Existing Depositary Shares or the underlying 5.625% Preference Shares will be reduced by any amounts required to be withheld by us or the Depositary on account of taxes or other governmental charges. The Depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any Existing Depositary Shares or the 5.625% Preference Shares until such taxes or other governmental charges are paid.
Withdrawal of 5.625% Preference Shares
Unless the related Existing Depositary Shares have been previously called for redemption, a holder of Existing Depositary Shares may surrender his or her depositary receipts at the office of the Depositary designated for such purpose, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole shares of 5.625% Preference Shares and any money or other property represented by such holder’s depositary receipts. A holder of Existing Depositary Shares who exchanges shares of Existing Depositary Shares for 5.625% Preference Shares will be entitled to receive whole shares of 5.625% Preference Shares on the basis set forth herein; partial shares of 5.625% Preference Shares will not be issued.

However, holders of whole shares of 5.625% Preference Shares will not be entitled to deposit those 5.625% Preference Shares under the Deposit Agreement or to receive Existing Depositary Shares for those 5.625% Preference Shares after the withdrawal. If the Existing Depositary Shares surrendered by the holder in connection with the withdrawal exceed the number of Existing Depositary Shares that represent the number of whole shares of 5.625% Preference Shares to be withdrawn, the Depositary will deliver to the holder at the same time new Existing Depositary Shares evidencing the excess number of Existing Depositary Shares.
Redemption
If the 5.625% Preference Shares underlying the Existing Depositary Shares are redeemed, in whole or in part, a corresponding number of Existing Depositary Shares will be redeemed with the proceeds received by the Depositary from the redemption of the 5.625% Preference Shares held by the Depositary. The redemption price per Existing Depositary Share will be equal to 1/1,000th of the redemption price per 5.625% Preference Share.
Whenever we redeem 5.625% Preference Shares held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Existing Depositary Shares so redeemed. If fewer than all of the issued Existing Depositary Shares are redeemed, the Depositary will select the Existing Depositary Shares to be redeemed pro rata or by lot or in any other manner as the Depositary may determine to be fair and equitable or as may be required by the principal national stock exchange on which the Existing Depositary Shares are listed. The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the 5.625% Preference Shares and the related Existing Depositary Shares.
Voting Rights
Because each Existing Depositary Share represents a 1/1,000th interest in a 5.625% Preference Share, holders of depositary receipts are entitled to 1/1,000th of a vote per share of the 5.625% Preference Shares under those limited circumstances in which holders of the 5.625% Preference Shares are entitled to vote. Holders of the Existing Depositary Shares must act through the Depositary to exercise any voting rights in respect of the 5.625% Preference Shares. Although each Existing Depositary Share is entitled to 1/1,000th of a vote, the Depositary can vote only whole shares of 5.625% Preference Shares. While the Depositary will vote the maximum number of whole 5.625% Preference Shares in accordance with the instructions it receives, any remaining votes of holders of Existing Depositary Shares will not be voted. Holders of the Existing Depositary Shares will not have any voting rights, except for the limited voting rights described under “Description of the Preference Shares — Outstanding Series of Preference Shares — 5.625% Perpetual Non-Cumulative Preference Shares” in this Prospectus.
When the Depositary receives notice of any meeting at which the holders of 5.625% Preference Shares are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Existing Depositary Shares relating to the 5.625% Preference Shares. Each record holder of the Existing Depositary Shares on the record date, which will be the same date as the record date for the 5.625% Preference Shares, may instruct the Depositary to vote the number of 5.625% Preference Share votes represented by the holder’s Existing Depositary Shares. To the extent possible, the Depositary will vote the number of the 5.625% Preference Share votes represented by Existing Depositary Shares in accordance with the instructions it receives.
We will take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. The Depositary will refrain from voting the 5.625% Preference Shares to the extent it does not receive specific instructions from the holders of any Existing Depositary Shares representing such 5.625% Preference Shares.
Fees and Expenses
No charges and expenses of Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary (the “Depositary”), or any Depositary’s agent, shall be payable by any person, except as provided in this paragraph. The Company shall pay all transfer and other taxes, assessments and governmental charges arising solely from the existence of the depositary arrangements. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the preference shares and the initial issuance of the depositary shares evidenced by the depositary receipts, any redemption of the preference shares at the option of the Company and all withdrawals of the preference shares by holders of depositary receipts. All other fees and expenses of the Depositary and any Depositary’s agent hereunder and of any Registrar or Transfer Agent (including, in each case, fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company as previously agreed between the Depositary and the Company. The Depositary (and if applicable, the

Transfer Agent and Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.
Conversion
Holders of depositary receipts do not have the right to convert Existing Depositary Shares into, or exchange Existing Depositary Shares for, any of our other securities or property.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the Existing Depositary Shares and any provision of the Deposit Agreement may be amended by agreement between us and the Depositary. However, any amendment that (i) materially and adversely alters the rights of the holders of Existing Depositary Shares or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the 5.625% Preference Shares pursuant to the Certificate of Designation will not be effective unless the amendment has been approved by the record holders of at least the number of Existing Depositary Shares then in issue necessary to approve any amendment that would materially and adversely affect the rights of the holders of the 5.625% Preference Shares. We may terminate the Deposit Agreement with the consent of the holders of a majority of the then outstanding Existing Depositary Shares. The Deposit Agreement will automatically terminate if there has been a final distribution in respect of the 5.625% Preference Shares in connection with our liquidation, dissolution or winding-up or all issued Existing Depositary Shares have been redeemed.
Changes of Depositary
We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We paid the fees of the Depositary in connection with the initial deposit of the 5.625% Preference Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of 5.625% Preference Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or 5.625% Preference Shares are paid by the holders.
Resignation and Removal of Depositary
The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a (i) bank or trust company having its principal office in the United States and having a combined capital and surplus, together with its affiliates, of at least $50.0 million or (ii) an affiliate of a person specified in clause (i).
Miscellaneous
The Depositary will forward to the holders of Existing Depositary Shares all of our reports and communications which are delivered to the Depositary and which we are required to furnish to the holders of our 5.625% Preference Shares.
Neither we nor the Depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All of our obligations as well as the Depositary’s obligations under the Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any Existing Depositary Shares or preference shares unless provided with satisfactory indemnity. We, and the Depositary, may rely upon written advice of counsel or accountants, or information provided by persons preference shares for deposit, holders of Existing Depositary Shares, or other persons believed to be competent and on documents believed to be genuine.
Listing of the Existing Depositary Shares
The Existing Depositary Shares are traded on the NYSE under the symbol “AHLPRE.”

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent
Computershare Inc. and Computershare Trust Company, N.A. are the redemption agent for the Existing Depositary Shares.
Computershare Inc. are the dividend disbursing agent for the Existing Depositary Shares. Computershare Trust Company, N.A. are the transfer agent and registrar for the Existing Depositary Shares.
Future Series of Depositary Shares
General
We may, at our option, elect to offer additional series of depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preference shares) of a share or multiple share of a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
The shares of a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preference share or number of preference shares represented by such depositary share, to all of the rights and preferences of the preference shares represented thereby (including dividend, voting, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the shares (including fractional or multiple shares) of the related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this Prospectus forms a part.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all of the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.
The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.
Dividends and Other Distributions
Except as otherwise set forth in the applicable prospectus supplement, the depositary will distribute all cash dividends or other distributions received in respect of the related class or series of preference shares to the record holders of depositary shares relating to such class or series of preference shares in proportion to the number of such depositary shares owned by such holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal of Depositary Shares
Except as otherwise set forth in the applicable prospectus supplement, upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preference shares on the basis set forth in the prospectus supplement for such class or series of preference shares, but holders of such whole preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional preference shares be delivered upon surrender of depositary receipts to the depositary.
Redemption of Depositary Shares
Except as otherwise set forth in the applicable prospectus supplement, whenever we redeem preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction or multiple of the redemption price per share payable with respect to such class or series of the preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.
Voting the Preference Shares
Except as otherwise set forth in the applicable prospectus supplement, upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preference shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preference shares.
Amendment and Termination of the Deposit Agreement
Except as otherwise set forth in the applicable prospectus supplement, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or if (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.
Charges of Depositary
Except as otherwise set forth in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related class or series of preference shares and any redemption of such preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such preference shares are paid by the holders thereof.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our or their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF THE DEBT SECURITIES
The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. Our senior debt securities are to be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee, dated August 16, 2004, as it may be supplemented or amended from time to time (the “senior notes indenture”). As of December 31, 2022, the Company had issued $300.0 million of senior notes of other series outstanding under the senior notes indenture. Our subordinated debt securities are to be issued under a subordinated indenture between us and Deutsche Bank Trust Company Americas, as trustee, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part (the “subordinated notes indenture”). The senior notes indenture and the subordinated notes indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture,” and the trustees under each of the indentures are sometimes referred to herein collectively as the “trustees” and each individually as a “trustee.” The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement. The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior notes indenture and the subordinated notes indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.
General
The following description of the terms of the indentures and the related debt securities is a summary. We have summarized only those portions of the indentures and the debt securities which we believe will be most important to your decision to hold the debt securities. You should keep in mind, however, that it is the indentures and not this summary that defines your rights as a holder of the debt securities. You may obtain a copy of the indentures by requesting one from us or the trustee.
For purposes of this “Description of the Debt Securities,” “Certain Provisions Applicable to the Senior Debt Securities” and “Certain Provisions Applicable to the Subordinated Debt Securities”, references to “we,” “us” and “our” are to Aspen Holdings only, and do not include any of our subsidiaries. Certain capitalized terms used herein are defined in the indentures.
The indentures do not limit the aggregate principal amount of the debt securities which we may issue under them and provide that we may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.
The prospectus supplement relating to a particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities, as applicable:
•the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;
•the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;
•the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;
•the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;
•whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;
•whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;
•if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;
•whether the series of debt securities will be listed on any national securities exchange;
•whether the series of debt securities will be convertible into ordinary shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;
•if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;
•if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;
•whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;
•any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;
•whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;
•whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;
•in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;
•in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;
•any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;
•whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such series of debt securities;

•a discussion of certain U.S. federal income tax considerations;
•whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and
•any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.
We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.
Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.
The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.
Unless otherwise described in a prospectus supplement relating to any series of debt securities, other than as described below under “Certain Provisions Applicable to the Senior Debt Securities - Limitations on Liens on Stock of Designated Subsidiaries” and “Certain Provisions Applicable to the Senior Debt Securities - Limitations on Disposition of Stock of Designated Subsidiaries,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.
Optional Redemption
Unless otherwise described in a prospectus supplement, relating to any debt securities, we may redeem the debt securities at any time, in whole or in part, at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders.
Selection and Notice
Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.
Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.
Ranking
Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under “Certain Provisions Applicable to the Subordinated Debt Securities” and in the applicable prospectus supplement.
Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
Consolidation, Amalgamation, Merger and Sale of Assets
Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with us) or convey, transfer, sell or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with us), or (2) permit any person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.
Certain Other Covenants
Except as otherwise permitted under “Certain Provisions Applicable to the Senior Debt Securities - Limitations on Liens on Stock of Designated Subsidiaries” and “- Limitations on Disposition of Stock of Designated Subsidiaries” described below and “- Consolidation, Amalgamation, Merger and Sale of Assets” described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to any holders of the debt securities.
Events of Default
Unless we provide otherwise or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the indentures with respect to the debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)default in the payment of any interest on the debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;
(2)default in the payment of the principal of or any premium, if any, on the debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
(3)default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;
(4)default in the payment at maturity of our Indebtedness in excess of $50 million or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50 million in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there has been given written notice as provided in the indenture;

(5)we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
(6)certain events relating to our bankruptcy, insolvency or reorganization; or
(7)our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the Company.
If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.
Each indenture provides that, within 60 days after the trustee shall have knowledge of the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the Board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of the debt securities.
Under each indenture, if an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. The indentures provide that, subject to the duty of the trustees during any default to act with the required standard of care, the trustees will be under no obligation to exercise any of their rights or powers under the indentures at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustees reasonable indemnity.
Subject to such provisions for the indemnification of the trustees, and subject to applicable law and certain other provisions of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees, with respect to the debt securities.
Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.
Modification and Waiver
We and the trustees may modify, amend or supplement the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities; provided, however, that no such modification, amendment or supplement may, without the consent of the holder of each outstanding debt security affected thereby under the relevant indenture,
•change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the debt securities;
•reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the debt securities;
•change our obligation to pay additional amounts with respect to the debt securities;

•change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the debt securities is payable;
•impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);
•reduce the percentage in principal amount of the debt securities, the consent of whose holders is required in order to take specific actions;
•reduce the requirements for quorum or voting by holders of the debt securities in the applicable section of the indenture;
•modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or
•modify any of the above provisions.
In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated notes indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.
We and the trustees may modify or amend the indentures and the debt securities without the consent of any holder in order to, among other things:
•provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;
•add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us by the indenture;
•provide for a successor trustee with respect to the debt securities;
•cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not materially adversely affect the interests of the holders of the debt securities;
•change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the debt securities under the indenture;
•add any additional events of default with respect to the debt securities;
•provide collateral security for the debt securities; or
•make any other change that does not materially adversely affect the interests of the holders of the debt securities.
The holders of at least a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indentures. The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indentures with respect to the debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security.

Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “- Events of Default” described above.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise set forth in the applicable prospectus supplement and indenture, we may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.
Each indenture provides that, unless the provisions of Section 12.2 are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date.
Such a trust may only be established if, among other things:
•the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,
•no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,
•we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and
•with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors.
“Government Obligations” means debt securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in the case of clauses (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.
In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Payment of Additional Amounts
Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the debt securities is made by Aspen Holdings (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such note or in the indenture to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1)any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of rights with respect to, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;
(2)any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3)any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4)any taxes, duties, assessments or governmental charges required to be withheld or deducted under sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder);

(5)any withholding or deduction required to be made pursuant to any European Union (“EU”) Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or
(6)any combination of items (1), (2), (3), (4) and (5).
In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.
Redemption for Tax Purposes
Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time we determine in good faith that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the debt securities, or (2) any action taken by any taxing jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to the Company, we would be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.
Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of additional amounts or withholding if a payment in respect of the debt securities were then due. In any event, prior to the publication or mailing or any notice of redemption of the debt securities pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the debt securities.
Global Debt Securities
Unless otherwise described in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.
The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.
Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.
The indentures provide that if:
(1)the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;
(2)we determine that the debt securities of a particular series will no longer be represented by global securities and execute and deliver to the trustee a company order to such effect; or
(3)an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.
Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.
Governing Law
Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.
Information Concerning the Trustee
Unless otherwise specified in the applicable prospectus supplement, Deutsche Bank Trust Company Americas is the trustee and paying agent under the senior notes indenture, and is contemplated to be the trustee under any subordinated notes indenture, and is one of a number of banks with which Aspen Holdings and its subsidiaries maintain banking relationships in the ordinary course of business.

CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES
Limitations on Liens on Stock of Designated Subsidiaries
Under the senior notes indenture, we covenanted that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a “Lien”) upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.
For purposes of the indenture, “capital stock” of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.
The term “Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 20% of our consolidated book value. As of December 31, 2022, our only Designated Subsidiaries were Aspen (UK) Holdings Limited, Aspen Insurance UK Limited, Aspen Bermuda Limited and Aspen American Insurance Company.
The term “Indebtedness” means, with respect to any person:
(1)the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by debt securities, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
(2)all capitalized lease obligations of such person;
(3)all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(4)all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
(5)all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
(6)all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
(7)any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.
Limitations on Disposition of Stock of Designated Subsidiaries
The senior notes indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by such indenture, we will not, nor will we permit any subsidiary to (other than to us or another Designated Subsidiary) issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of the Company and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that the foregoing will not prohibit (1) any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by the Board pursuant to a resolution adopted in good faith and (2) any such issuance or disposition of securities required by any law or any regulation or order of any governmental or insurance regulatory authority.
Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under “Description of the Debt Securities - Consolidation Amalgamation, Merger and Sale of Assets” above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the Board pursuant to a resolution adopted in good faith.

CERTAIN PROVISIONS APPLICABLE TO THE SUBORDINATED DEBT SECURITIES
The following description of our subordinated debt securities is qualified in its entirety by reference to the subordinated notes indenture, as it may be amended or supplemented from time to time. The subordinated debt securities will, to the extent set forth in the subordinated notes indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. As of December 31, 2022, none of our long-term debt is secured; however, like other insurance companies, we do secure letters of credit from banks to support our obligations. In the event of:
(1)any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or
(2)any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or
(3)any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;
then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.
By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.
Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.
No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated notes indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated notes indenture.
The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:
(1)the subordinated debt securities;
(2)Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;
(3)Indebtedness of ours to an affiliate of ours;
(4)interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and
(5)trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
The subordinated notes indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

PLAN OF DISTRIBUTION
We may sell offered securities in any one or more of the following ways from time to time:
(1)through agents;
(2)to or through underwriters;
(3)through dealers;
(4)directly to purchasers;
(5)in market transactions, including transactions on a national securities exchange (e.g., on the NYSE) or a quotations service or an over-counter market (including through at-the-market offerings);
(6)in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;
(7)through any other method permitted by applicable law and described in the applicable prospectus supplement; or
(8)through a combination of any such methods of sale.
At any time a particular offer of the securities covered by this Prospectus is made, a prospectus supplement will be distributed. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this Prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this Prospectus.
Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We may sell the securities through agents from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.
Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.
If a dealer is utilized in the sales of offered securities in respect of which this Prospectus is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.
Offers to purchase offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.
Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this Prospectus, any supplement or amendment hereto, or in the registration statement of which this Prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.
If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
Each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

TAXATION
Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this Prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of such securities.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC, a registration statement on Form F-3 under the Securities Act with respect to the preference shares, depositary shares and debt securities described in this Prospectus. This Prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.
We are subject to the informational requirements of the Exchange Act. Accordingly, we file periodic reports and other information with the SEC. You may obtain copies of all or any part of these materials from at no cost from the SEC’s website at www.sec.gov and our website at www.aspen.co. The information on our website is not incorporated into or constitute a part of this Prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual reports, periodic reports and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this Prospectus and should be read with the same care. Any statement contained in a document which is incorporated by reference in this Prospectus is automatically updated and superseded if information contained in this Prospectus, or information that we later file with the SEC, modifies or replaces this information.
We incorporate by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, except as otherwise noted):
(1)our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 20, 2023; and
(2)our Current Reports on Form 6-K filed with the SEC on March 1, 2023 (including Exhibit 99.1 furnished therewith), June 1, 2023 (including Exhibit 99.1 furnished therewith) and June 13, 2023 (including Exhibit 99.1 furnished therewith).
All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of this registration statement and after the date of this Prospectus and until we sell all the securities, shall also be deemed to be incorporated by reference into this Prospectus. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this Prospectus.
We will provide to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. You may request a copy of such information by writing or telephoning us at:
Aspen Insurance Holdings Limited
Attention: Company Secretary
141 Front Street
Hamilton HM19
Bermuda
(441) 295-8201

You should rely only upon the information provided in this Prospectus or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

EXPENSES ASSOCIATED WITH THE REGISTRATION
The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC Registration Fee	$66,120
Accountants’ Fees and Expenses	*
Legal Fees and Expenses	*
Printing and Engraving Fees	*
Rating Agency Fees	*
Miscellaneous Expenses	*
Total Expenses	$ *
__________________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS
Certain legal matters with respect to United States and New York law relating to the validity of the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, United States. Certain legal matters with respect to Bermuda law, including relating to the validity of the offered securities, will be passed upon for us by Walkers (Bermuda) Limited, Hamilton, Bermuda. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and related financial statement schedules of the Company as of December 31, 2021 and for each of the years in the two-year period ended December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.
The consolidated financial statements and related financial statement schedules I to V of the Company appearing in the Company’s Annual Report (Form 20-F) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements and related audit report are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS
We are incorporated under the laws of Bermuda. In addition, some of our directors and officers, as well as certain of the experts named in this Prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168, our U.S. agent appointed for that purpose.
We have been advised by Walkers (Bermuda) Limited, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Walkers (Bermuda) Limited that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Walkers (Bermuda) Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act, the Companies Act and the Exchange Control Act, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the securities described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.
Each of Aspen Holdings and Aspen Bermuda is required to notify the BMA in writing in the event any person has become or ceased to be an officer of it or Aspen Holdings, an officer being a director, chief executive or senior executive performing duties of underwriting, actuarial, risk management, compliance, internal audit, finance or investment matters.

The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this Prospectus or any prospectus supplement.

AUTHORIZED REPRESENTATIVE
Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

ASPEN INSURANCE HOLDINGS LIMITED
$
           % Senior Notes due 20
PROSPECTUS SUPPLEMENT
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